Exhibit 10.1
PURCHASE AND SALE AGREEMENT
By and between
CORNERSTONE REALTY FUND, LLC
as Seller,
and
BIRTCHER ANDERSON REALTY, LLC
as Purchaser
June 1, 2011

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PURCHASE AND SALE AGREEMENT
     THIS PURCHASE AND SALE AGREEMENT is made as of June 1, 2011, by and between CORNERSTONE REALTY FUND, LLC, a Maryland limited liability company (the “Seller”), and BIRTCHER ANDERSON REALTY, LLC, a Delaware limited liability company (the “Purchaser”).
WITNESSETH:
     WHEREAS, the Seller is the owner of the Property (this and other capitalized terms used and not otherwise defined herein shall have the meanings given such terms in Section 1); and
     WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Property, subject to and upon the terms and conditions hereinafter set forth;
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:
     1. DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below:
          1.1 “Agreement” shall mean this Purchase and Sale Agreement, together with any exhibits and schedules attached hereto, as it and they may be amended from time to time as herein provided.
          1.2 “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of California are authorized by law or executive action to close.
          1.3 “Closing” shall have the meaning given such term in Section 2.2.
          1.4 “Closing Date” shall have the meaning given such term in Section 2.2.
          1.5 “Commitment” shall have meaning set forth in Section 3.1.
          1.6 “Deposit” and “Initial Deposit” and “Additional Deposit” shall have their respective meanings as set forth in Section 2.3.
          1.7 “Escrow Agent” shall have the meaning set forth in Section 2.4.
          1.8 “Existing Surveys” shall mean the existing ALTA survey, if any, and any other “as-built” survey, for each Property.
          1.9 “Existing Title Policies” shall mean the existing title insurance policy for each Property.

          1.10 “Grant Deeds” shall have the meaning set forth in Section 4.1(a).
          1.11 “Improvements” shall mean the Seller’s entire right, title and interest in and to the existing buildings, fixtures and other structures and improvements situated on, or affixed to, the Land.
          1.12 “Land” shall mean, the Seller’s entire right, title and interest in and to (a) the parcel(s) of land described in Exhibit A hereto, together with (b) all easements, rights of way, privileges, licenses and appurtenances which the Seller may own with respect thereto.
          1.13 “Leases” shall mean the leases identified in the Rent Roll and any other leases hereafter entered into in accordance with the terms of this Agreement, and all of Seller’s rights and interests therein, including Seller’s rights to any tenant deposits held by or for Seller pursuant to the Leases.
          1.14 “Other Property” shall mean the Seller’s entire right, title and interest in and to (a) all fixtures, machinery, systems, equipment and items of personal property owned by the Seller and attached or appurtenant to, located on and used in connection with the ownership, use, operation or maintenance of the Land or Improvements, if any, (b) all freely assignable intangible property owned by the Seller arising from or used in connection with the ownership, use, operation or maintenance of the Land or Improvements, if any; and (c) all use, occupancy, building and operating licenses, permits, approvals, and development rights, if any, and (d) all freely assignable plans and specifications related to the Land and Improvements, if any. Seller shall not be required to obtain any consents to assignment of the Other Property as a condition to closing.
          1.15 “Permitted Exceptions” shall mean, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent; (b) the Leases, and (c) such other nonmonetary encumbrances with respect to the Property as may be shown on any supplemental title report which are not objected to by the Purchaser (or which are objected to, and subsequently waived, by the Purchaser) in accordance with Section 3.1.
          1.16 “Property” or “Properties” shall mean, collectively, all of the Land, the Improvements and the Other Property. The Property consists of six (6) industrial parks. Where applicable, as used herein, the term “Property” shall also mean any one of, or each, of the Properties.
          1.17 “Purchase Price” shall mean Twenty-Six Million Three Hundred Fifty Thousand Dollars ($26,350,000.00) in good funds, plus or minus all adjustments, prorations, and credits as provided in this Agreement, and as may be allocated among the Properties as set forth in Section 2.1, below.
          1.18 “Purchaser” shall have the meaning given such term in the preamble to this Agreement, together with any permitted successors and assigns.
          1.19 “Rent Roll” shall mean Schedule 1 to this Agreement.

          1.20 “Seller” shall have the meaning given such term in the preamble to this Agreement, together with any permitted successors and assigns.
          1.21 [Intentionally Omitted.]
          1.22 “Survey” shall have meaning set forth in Section 3.2.
          1.23 “Title Company” shall mean First American Title Company at the office set forth in Section 12.4: Attention Lance Capel, Title Officer.
          1.24 “Title Inspection Period” shall have the meaning set forth in Section 3.1.
     2. PURCHASE AND SALE; CLOSING.
          2.1 Purchase and Sale. In consideration of the payment of the Purchase Price by the Purchaser to the Seller and for other good and valuable consideration, the Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the Property for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement. Purchaser shall have the right, no later than ten (10) days prior to the Closing, to provide written notice to Seller of Purchaser’s election to allocate a portion of the Purchase Price to each of the Properties, which allocation shall be: (i) reasonable, (ii) not materially disproportionate based on the relative value of the Properties, and (iii) reflected in the Closing statements and other documents to be exchanged, delivered or recorded at Closing.
          2.2 Closing. The purchase and sale of the Property shall be consummated at a closing (the “Closing”) to be processed at the offices of the Escrow Agent on or before Monday, August 1, 2011. The Closing shall be the date that each of the Grant Deeds for the Properties is recorded in the applicable County recorder’s office. All of the Grant Deeds shall be recorded on the same Business Day (California time). Purchaser shall not have the right under this Agreement to acquire any individual Property or less than all of Properties, rather, any Closing that occurs shall be with respect to all of the Properties simultaneously.
          2.3 Payment of Purchase Price.
          (a) Within two (2) Business Days of Opening of Escrow pursuant to Section 2.4, Purchaser shall deposit in escrow with Escrow Agent (as defined in Section 2.4) as the initial earnest money deposit the sum of Five Hundred Thousand and no/100 Dollars ($500,000.00) (the “Initial Deposit”) in cash to be held and disbursed by Escrow Agent in accordance with the remaining provisions of this Agreement including, without limitation, Section 3.3 below. If Purchaser does not terminate this Agreement on or prior to the date of expiration of the Property Inspection Period as provided in Section 3.3 below, then on the second Business Day after expiration of the Property Inspection Period, Purchaser shall deposit with Escrow Agent an additional Five Hundred Thousand and no/100 Dollars ($500,000.00) (the “Additional Deposit”) in cash to be held and disbursed by Escrow Agent in accordance with the remaining provisions of this Agreement. The Initial Deposit and Additional Deposit, or so much thereof as may be held at any time by Escrow, together with all interest earned thereon is referred to herein collectively as the “Deposit.” In addition to the Initial Deposit, Purchaser shall, concurrently with its execution of this Agreement, deliver to Seller the amount of One Hundred and No/100 Dollars ($100.00), which amount Seller and Purchaser agree has been bargained for as consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to inspect the Property. Such sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is non-refundable in all events.
          If the Escrow is not opened pursuant to Section 4 on or before the date two (2) Business Days after the Opening of Escrow, or if Purchaser fails to deposit the Initial Deposit or the Additional Deposit on or before the applicable date specified above, this Agreement and the Escrow shall automatically stand terminated without further notice in which event Escrow Agent shall return any Deposit to Purchaser and Seller and Purchaser shall have no further obligations under this Agreement except those that expressly survive termination hereunder.
               (b) One (1) Business Day prior to the Closing Date, the Purchaser shall deposit in Escrow with Escrow Agent the balance of the Purchase Price, subject to adjustment as provided in Article 9.
          2.4 Escrow Agent. Purchaser and Seller hereby engage First American Title Company (attention: Kathleen Huntsman) at the office set forth in Section 12.4 (“Escrow Agent”) to act as agent for the parties in closing this transaction and carrying out the terms of this Agreement on the terms and conditions set forth herein. This Agreement shall constitute escrow instructions to Escrow Agent; provided, however, in the event of any inconsistency between the provisions hereof and the provisions of any escrow instructions requested by Escrow Agent, the terms hereof shall govern and control. “Opening of Escrow” shall mean the date on which Escrow Agent receives one (1) fully executed original counterpart of this Agreement from Seller and Purchaser together with the Initial Deposit. Escrow Agent shall give Seller and Purchaser written notice of the date of Opening of Escrow and its signature hereto indicating its acceptance of the escrow instructions. Escrow and the transaction contemplated hereby shall close (referred to herein interchangeably as the “Close of Escrow,” the “Closing,” or by similar words) when all documents and funds necessary to close this transaction have been received by Escrow Agent and the Grant Deeds conveying title to the Properties Purchaser has been recorded in accordance with Section 2.2.
     3. TITLE, DILIGENCE MATERIALS, ETC.
          3.1 Title. Escrow Agent is hereby instructed to, within five (5) days after the date of Opening of Escrow, provide to Purchaser a Commitment for Title Insurance relating to each Property (which Commitment, together with any amendments thereto is referred to as the “Commitment”), disclosing all matters of record which relate to the title to each Property and Escrow Agent’s requirements for both closing the escrow created by this Agreement and issuing the policy of title insurance described in Section 4.2. Escrow Agent shall also simultaneously cause legible copies of all instruments and other documents referred to in the Commitment (collectively, the “Underlying Documents”) to be furnished to Purchaser. On or prior to the date ten (10) days following its receipt of the Commitment and Underlying Documents, (the “Title Inspection Period”), the Purchaser shall give the Seller written notice of any title exceptions (other than Permitted Exceptions) set forth on the Commitment as to which the Purchaser objects, in its sole and absolute discretion. The Seller shall have the right, but not the obligation, to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects; provided, however, that Seller shall be obligated to remove, satisfy or otherwise eliminate, on or before Closing, all monetary liens (other than liens for property taxes not yet due and payable). If Seller elects to take such actions as may be required to cause such exceptions as to which Purchaser has objected to be removed from the Commitment, the Seller shall, on or before the fifth (5th) Business Day following delivery of Purchaser’s objections, give the Purchaser written notice thereof; it being understood and agreed that the failure of the Seller to timely give such written notice as to any matters objected to by Purchaser shall be deemed an election by the Seller not to remedy such matters. If the Seller elects (or is deemed to have elected) not to cure any title defects to which the Purchaser has so objected, the Purchaser may elect (i) to terminate this Agreement, in which case Purchaser shall receive a prompt return of the Deposit and Purchaser and Seller shall have no further obligations to each other under this Agreement except for those obligations hereunder which expressly survive such termination, or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, without any abatement or reduction in the Purchase Price on account thereof (whereupon such objected to exceptions or matters shall be deemed to be Permitted Exceptions). The Purchaser shall make any such election by written notice to the Seller given on or prior to the fifth (5th) Business Day after delivery of the Seller’s notice of its unwillingness or inability to cure (or deemed election not to cure) such defect and time shall be of the essence with respect to the giving of such notice. Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above. Escrow Agent shall also promptly deliver to Purchaser any updated or revised Commitment, and the corresponding Underlying Documents, which reflect any new lien, encumbrance, or other exception to title first arising after the Opening of Escrow and not shown on the original Commitment described above (a “New Title Matter”), as to which the same procedures, rights and other provisions set forth above in this Section 3.1 shall apply, except that the Title Inspection Period with respect to any such New Title Matter shall be five (5) days instead often (10) days. Notwithstanding the foregoing, Purchaser shall have no right to disapprove any survey inspection after the expiration of the Title Inspection Period.
          3.2 Survey. Seller shall, within five (5) days after the Opening of Escrow, provide Purchaser with any Existing Surveys to the extent such exist and are in Seller’s possession or control. Purchaser may, at its cost, cause any such survey to be updated, or, in the event there is no Existing Survey, cause a new survey to be prepared (collectively, the “Survey”). Purchaser shall have until the end of the Title Inspection Period to object in writing to any matter shown in the Survey. If Purchaser fails to object within such time period, the legal description of the Property and any other matters shown in the Survey shall be deemed approved by Purchaser. If Purchaser does object in writing to any matter shown in the Survey, Purchaser shall specify the matter objected to in the Title Objection Notice.
          3.3 Property Documents. Seller shall, within five (5) days after the Opening of Escrow, deliver or otherwise make available to Purchaser the Rent Roll and true and correct copies of documents set forth on Schedule 2 to the extent such documents exist and are in Seller’s possession or control (the “Property Documents”). Seller may provide such copies to Purchaser in electronic format. Purchaser acknowledges and agrees that Seller’s Property Documents will be provided by Seller to accommodate and facilitate Purchaser’s investigations relating to the Land and the Property and that, except as expressly set forth herein, Seller makes no representations and warranties of any kind regarding the accuracy or thoroughness of the information contained in Seller’s Property Documents and Purchaser shall not be entitled to rely on the Property Documents. Purchaser must perform its own due diligence investigation of the Properties.
          Subject to the terms and conditions below, Purchaser shall have until 5:00 p.m. California time on Friday, July 1, 2011 (the “Property Inspection Period”) to review the Property Documents and perform a feasibility study with respect to the Property which may include market and engineering studies, leasing and financial investigations, soil tests, drainage studies, confirmation that all utilities including water, electric, gas, sewer and telephone are available to the Property, environmental investigations, confirmation of zoning, and/or such other tests, studies or investigations with respect to the Property as Purchaser deems appropriate in its sole and absolute discretion. Subject to the rights of tenants of the Property under their respective leases and with reasonable advance notice to Seller, Seller shall cause access to the Property to be available to Purchaser and the persons so designated by it during the regular business hours of the respective Property, and shall afford them the opportunity to inspect and perform any tests upon the Property that Purchaser deems necessary or appropriate to determine whether the Property is suitable for Purchaser’s purposes, in Purchaser’s sole and absolute discretion. A Seller’s request, Seller and/or the involved tenant or its designees shall be entitled to accompany Purchaser during any such inspection or contact with any tenant. Purchaser shall have the right to conduct a Phase I environmental site assessment and, with Seller’s prior written consent (to be given or withheld in Seller’s sole and absolute discretion) a Phase II environmental site assessment (including soils borings, soil sampling and, if relevant, ground water testing, and invasive sampling of building materials with respect to the Premises). Purchaser’s activities at the Property shall be conducted in such a manner so as not to unreasonably interfere with the occupancy of tenants or their employees, licensees or invitees. Purchaser shall have the right to conduct tenant interviews with Seller’s prior consent, not to be unreasonably withheld, but with Purchaser to be accompanied by a Seller representative if required by Seller. Notwithstanding the foregoing, Purchaser shall not conduct any intrusive testing of any of the Properties without the prior written consent of Seller, not to be unreasonably withheld.
          If Purchaser, after conducting such inspections, investigations, and tests, determines that the Property or any part thereof or the Property Documents, or any other aspect of the Property whatsoever, are not, in Purchaser’s sole and absolute discretion, satisfactory for any reason, or no reason at all, then Purchaser may elect, at any time on or prior to the date of expiration of the Property Inspection Period, to cancel this Agreement and the Escrow by written notice to Seller and Escrow Agent, in which case Purchaser shall receive a prompt return of the Deposit and Purchaser and Seller shall have no further obligations to each other under this Agreement except for those obligations hereunder which expressly survive such termination. Upon termination by Purchaser, but not as a condition precedent to the return of the Deposit to Purchaser, Seller shall have the right to demand from Purchaser and pay the reasonable copying costs for copies of all documents obtained by or for Purchaser with respect to its investigations of the Property, except for such document which are of an internal and proprietary nature or the dissemination of which has been prohibited by the third-party preparer thereof. Notwithstanding anything else contained herein to the contrary, if Purchaser has not provided Seller with a written notice of disapproval of the Property or Property Documents prior to the end of the Property Inspection Period, the Property and Property Documents shall be deemed approved by Purchaser.

When Purchaser gives Seller written notice of approval of its due diligence or is deemed to have given Seller notice of such approval, the Deposit shall be non-refundable to Purchaser except for a default by Seller and the Deposit shall be immediately released outside Escrow to Seller. If Purchaser cancels this Agreement as provided in this Section 3.3, then (i) Escrow Agent shall return to Seller all documents Seller deposited with Escrow Agent in connection with the Escrow; (ii) Escrow Agent shall return to Purchaser all documents Purchaser deposited with Escrow Agent in connection with the Escrow; and (iii) Escrow Agent shall return the Deposit to Purchaser. Upon such event, this Agreement and the Escrow shall be deemed null and void and neither party shall have any further rights or obligations to the other hereunder or on account hereof, except for those which by the provisions of this Agreement are expressly stated to survive or occur at termination of this Agreement. If Purchaser does not elect to cancel this Agreement as provided in this Section 3.3, Purchaser shall be deemed to have approved all matters concerning the Property and elected to proceed with the acquisition of the Property in accordance with and subject to the terms and conditions of this Agreement.
     Purchaser or Purchaser’s representatives, agents and/or consultants shall keep in full force and effect general liability insurance from an insurance company and in form and substance reasonably approved by Seller, naming Seller as an additional insured during Purchaser’s or Purchaser’s agents, representatives and/or consultants entries and inspections of the Property, as follows:
     A. Commercial general liability insurance with combined single limits of not less than $2,000,000.00 per occurrence for bodily injury and property damage, containing an endorsement insuring against damage to the Property and to or from underground utilities.
     B. Any contractor hired to perform environmental tests to the Property shall maintain errors and omissions or professional liability insurance covering injury or damage arising out of the rendering or failing to render professional services with limits of at least $2,000,000.00 per claim.
     C. All insurance maintained under this Section 3.3 shall be procured from insurance companies reasonably satisfactory to Seller.
Any damage, disturbance or other disruption of the Improvements or the Land or other portion of the Property caused by Purchaser or its employees, contractors or agents shall be promptly repaired and/or placed in the condition existing prior to disturbance thereof by Purchaser or its employees, contractors and agents upon completion of any activities by such parties on or with respect to the Property.
          3.4 Inspection Indemnity. Purchaser shall indemnify, defend and hold harmless Seller for, from and against any and all losses, defaults, liabilities, causes of action, demands, claims, damage or expenses of every kind including, without limitation, reasonable attorneys’ fees and court costs, arising as a result of each of the inspections by Purchaser and/or its employees, agents and contractors, and from and against any mechanic’s liens or claims of lien resulting therefrom (“Inspection Indemnity”). The Inspection Indemnity shall survive the Close of Escrow or any termination or cancellation of this Agreement, and shall not be subject to or limited by, the provisions of Section 12.14 hereof.

     4. CONDITIONS TO THE PURCHASER’S OBLIGATION TO CLOSE. The obligation of the Purchaser to acquire the Property shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:
          4.1 Closing Documents. The Seller and Purchaser as applicable shall have delivered, or cause to have been delivered, to the Escrow Agent the following:
               (a) A deed to each Property on the Escrow Agent’s standard form for the applicable County in which the Property is located (the “Grant Deeds”), duly executed and acknowledged by the Seller, conveying title to the Property, free from all liens and encumbrances other than the Permitted Exceptions;
               (b) An assignment by the Seller and an assumption by the Purchaser, in the form set forth on Exhibit “C” attached hereto (“Assignment of Leases”), duly executed by the Seller and the Purchaser, of all of the Seller’s right, title interest obligations and liabilities in, to and under the Leases;
               (c) Written notice to each of the tenants of the Property in the form set forth on Exhibit “E” attached hereto (“Notices to Tenants”) executed by Seller and Purchaser which notifies the tenants to pay to the Purchaser all rent and other payments made by the tenants under the Leases from and after the Closing Date, and to hold all such rent and other payments in trust for the benefit of the Purchaser pending transfer;
               (d) A general assignment by the Seller and an assumption by the Purchaser in the form set forth on Exhibit “B” attached hereto (“General Assignment”), duly executed by the Seller and the Purchaser, of all of the Seller’s right, title interest obligations and liabilities, if any, in, to and under all freely transferable Other Property;
               (e) A bill of sale executed by the Seller, without warranty of any kind except as expressly set forth in this Agreement, in the form set forth on Exhibit “D” attached hereto (“Bill of Sale”), with respect to any personal property owned by the Seller, situated at the Property owned by Seller and used in connection with the Property (it being understood and agreed that no portion of the Purchase Price is allocated to personal property);
               (f) To the extent the same are in the Seller’s possession or control, copies of all material documents and agreements, plans and specifications and contracts, licenses and permits pertaining to the Property;
               (g) To the extent the same are in the Seller’s possession or control, duly executed original copies of the Leases;
               (h) A closing statement showing the Purchase Price, apportionments and fees, and costs and expenses paid in connection with the Closing, all according to the applicable provisions of this Agreement; and
               (i) Such other conveyance documents, certificates, deeds and other instruments as the Escrow Agent or the Title Company may reasonably require and as are customary in like transactions in sales of property in similar transactions.

          4.2 Title Policy. The Title Company shall be prepared to issue, upon payment of the title premium, one or more title policies in the aggregate amount of the Purchase Price (as same may be allocated as provided in Section 2.1, above), insuring title to each Property is vested in tie Purchaser or its permitted designee or assignee, subject only to the Permitted Exceptions Seller shall not be responsible for payment of any additional title premium due to Purchaser’s allocation of the Purchase Price between the Properties.
          4.3 Other Conditions.
               (a) All representations and warranties of the Seller herein shall be true, correct and complete in all material respects on and as of the Closing Date and the Seller shall not be in default under this Agreement.
               (b) No later than five (5) Business Days prior to the Closing Date, Seller shall have obtained estoppel certificates from tenants comprising no less than seventy-percent (70%) of the leased square footage of the Improvements of each Property (measured as of the Opening of Escrow) and including, in any event, tenant estoppels from every tenant under a Lease covering 3,000 or more rentable square feet (each, a “Major Tenant” and collectively, the “Major Tenants”), in the form prescribed by the particular tenant’s corresponding Lease, and if no estoppel certificate form is prescribed by the particular Lease then in a form attached hereto as Exhibit “F” dated no earlier than thirty (30) days prior to Closing (the “Tenant Estoppels”). Tenant Estoppels presented to Purchaser and not objected to within three (3) Business days shall be deemed approved. Such Tenant Estoppels shall be consistent with each corresponding Lease, and shall not reveal any default by landlord or tenant, any right to offset rent by the tenant or any claim of the same. Notwithstanding the foregoing, any modification by a tenant to an estoppel certificate to qualify with a knowledge standard (except as to statements describing the material terms of the lease, or as to the statements that the lease is in full force and effect; that the tenant is in occupying the subject premises; that the tenant is not in default under the lease; that the tenant has no offsets, counterclaims or defenses; that the tenant has no other options to purchase and no options to extend or expand other than as set forth in the lease; and, that the tenant and the tenant’s signatory have authority to execute the estoppel certificate), or to conform a statement to the applicable Lease shall not be grounds for disapproval by Purchaser. Seller shall make reasonable efforts to obtain and deliver the Tenant Estoppels required under this Section 4.3(b), provided, however, in no event shall Seller be deemed in default under this Agreement in the event of Seller’s inability to timely provide all of the required Tenant Estoppels hereunder, and Purchaser’s sole remedy against Seller in the event of Seller’s inability to provide the required Tenant Estoppels shall be to terminate this Agreement, receive a refund of its Deposit.
               (c) At such time as Seller delivers to Purchaser Tenant Estoppels from tenants comprising no less than seventy percent (70%) of the leased square footage of the Improvements of each Property (measured as of the Opening of Escrow), including in any event from all Major Tenants, in the form and satisfying the requirements provided above (collectively, the “Minimum Required Tenant Estoppels”), and same have not been disapproved by Purchaser as provided above, then the Purchaser’s condition to Closing set forth in this Section 4.3 shall automatically be deemed satisfied, and Seller shall have no obligation to execute any substitute Tenant Estoppels for any tenant that has not delivered an Estoppel Certificate, or for any Estoppel Certificate that has been disapproved by Purchaser. In the event that Seller is unable, despite its reasonable efforts to provide the Minimum Required Tenant Estoppels to Purchaser on or before the fifth (5th) Business Day prior to Closing, then Seller shall have the right (but not the obligation) to satisfy the condition set forth in this Section 4.3 by providing substitute Estoppel Certificate(s) executed by Seller, and in the exact form as would be required per the foregoing provisions had the tenant signed such estoppel certificate (“Substitute Estoppel Certificate”) for any tenants who do not provide a Estoppel Certificate or whose Estoppel Certificate has been disapproved by Purchaser, provided, however, that Seller’s right to provide a Substitute Estoppel Certificate shall not apply to any Major Tenant, nor shall Seller be permitted to provide Substitute Estoppel Certificates for more than fifteen percent (15%) of the leased rentable square footage of the Improvements of any Property (measured as of the Opening of Escrow). Seller shall be released from liability for any certification in any such Substitute Estoppel Certificate to the extent such certification is ultimately made to Purchaser by an Estoppel Certificate executed by the applicable tenant, whether prior to or following the Close of Escrow, provided such tenant estoppel certificate is in a form which would have satisfied the requirements of this Section 4.3 had it been timely delivered to Purchaser.
               (d) Purchaser shall not have terminated this Agreement in accordance with Section 10.1 or Section 10.2 below.
     5. CONDITIONS TO SELLER’ OBLIGATION TO CLOSE. The obligation of the Seller to convey the Property to the Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:
          5.1 Purchase Price. The Purchaser shall deliver to the Escrow Agent the Purchase Price payable hereunder (less the Deposit which shall be applied to the Purchase Price), subject to the adjustments set forth in Section 2.3, together with any closing costs to be paid by the Purchaser under Section 9.2.
          5.2 Closing Documents. The Purchaser shall have delivered to the Escrow Agent duly executed and acknowledged counterparts of the documents described in Section 4.1, where required.
          5.3 [Intentionally Omitted.]
          5.4 Other Conditions. All representations and warranties of the Purchaser herein shall be true, correct and complete in all material respects on and as of the Closing Date and the Purchaser shall not be in default under this Agreement.
     6. REPRESENTATIONS AND WARRANTIES OF SELLER. To induce the Purchaser to enter into this Agreement, the Seller represents and warrants to the Purchaser as of the date of this Agreement and as of Closing, except as qualified by Schedule 3, as follows:
          6.1 Status and Authority of the Seller. The Seller is duly organized, validly existing and in good standing under the laws of its state of organization or formation, and has all requisite power and authority under its organizational documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          6.2 Action of the Seller. Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Seller on or prior to the Closing Date, this Agreement and such document shall constitute the valid and binding obligation and agreement of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.
          6.3 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Seller is bound.
          6.4 Litigation. Seller has not received written notice that, nor to Seller’s actual knowledge is there, any investigation, action, claim or proceeding is pending, asserted, or threatened, which (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (ii) involves condemnation or eminent domain proceedings against the Property or any portion thereof, or (iii) otherwise involves or relates to the Property or any portion thereof, or to the Leases.
          6.5 Existing Leases. Subject to Section 8.1, other than the Leases listed in the Rent Roll, the Seller has not entered into any written contract or agreement with respect to the use or occupancy of the Property that will be binding on the Purchaser after the Closing. The copies of the Leases and all tenant correspondence files heretofore delivered by the Seller to the Purchaser are true, correct and complete copies thereof, and such Leases have not been amended except as evidenced by amendments similarly delivered and constitute the entire agreement between the Seller and the tenants thereunder. Except as otherwise set forth in the Rent Roll : (i) to the Seller’s actual knowledge each of the Leases is in full force and effect on the terms set forth therein; (ii) to the Seller’s actual knowledge there are no uncured defaults or circumstances which with the giving of notice, the passage of time or both would constitute a default thereunder by Seller; (iii) to the Seller’s actual knowledge each of its tenants is required to pay all sums and perform all material obligations set forth therein without any concessions, abatements, offsets, defenses or other basis for relief or adjustment except as disclosed in the Property Documents; (iv) to the Seller’s actual knowledge, none of its tenants has asserted or has any defense to, offsets or claims against, rent payable by it or the performance of its other obligations under its Lease except as disclosed in the Property Documents; (v) except as disclosed in the Property Documents, the Seller has no outstanding obligation to provide any of its tenants with an allowance to perform, or to perform at its own expense, any tenant improvements; (vi) except as disclosed in the Property Documents, none of its tenants has prepaid any rent or other charges relating to the post-Closing period; (vii) except as disclosed in the Property Documents, to the Seller’s actual knowledge, none of its tenants has filed a petition in bankruptcy or for the approval of a plan of reorganization or management under the Federal Bankruptcy Code or under any other similar state law, or made an admission in writing as to the relief therein provided, or otherwise become the subject of any proceeding under any federal or state bankruptcy or insolvency law, or has admitted in writing its inability to pay its debts as they become due or made an assignment for the benefit of creditors, or has petitioned for the appointment of or has had appointed a receiver, trustee or custodian for any of its property, in any case that would have a material adverse effect on the business or operations of the Property; (viii) to the Seller’s actual knowledge except as disclosed in the Property Documents, none of its tenants under a Lease has in the past 12 months requested in writing a modification of its Lease, or a written release of its obligations under its Lease in any material respect or has given written notice terminating its Lease, or has been released by Seller of its obligations thereunder prior to the normal expiration of the term thereof; (ix) except as set forth in the Property Documents, no guarantor has been released or discharged, voluntarily or involuntarily, or by operation of law, from any obligation under or in connection with any of its Leases or any transaction related thereto; and (x) except as disclosed in the Property Documents, all brokerage commissions currently due and payable with respect to each of its Leases have; been paid. The information set forth in the Rent Roll is true, correct and complete in all material respects.
          6.6 Agreements. Other than as set forth in the Property Documents, the Seller has not entered into any contract or agreement with respect to the Property which will be binding on the Purchaser after the Closing other than contracts and agreements being assumed by the Purchaser or which are terminable upon thirty (30) days notice without payment of premium or penalty.
          6.7 Not a Foreign Person. The Seller is not a “foreign person” within the meaning of Section 1445 of the United States Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
          6.8 Prohibited Person. For purposes of this Agreement, a “Prohibited Person” means any of the following: (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (herein called the “Executive Order”); (ii) a person or entity owned or Controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (herein called “OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv). Seller represents and warrants to Purchaser, knowing that Purchaser is relying on such representation and warranty, that Seller is not a Prohibited Person.
          6.9 No Approval. No authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder.
          6.10 Bankruptcy. Seller has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.
          6.11 No Notices. Seller has not received any written notice from any governmental agency requiring the correction of any condition with respect to the Property, or any part thereof, by reason of a violation of any applicable federal, state, county or municipal law, code, rule or regulation (including those respecting the Americans With Disabilities Act or any law of regulation respecting the presence of hazardous materials or toxic waste on the Property), which has not been cured or waived, nor has Seller received any written notices, reports, correspondence or other documents, other than those disclosed to Purchaser prior to the Opening of Escrow, which refer to the presence of any type of hazardous substance or toxic waste on the Property in violation of applicable laws.
          6.12 Operations not in Violation. Seller has not received any written notice relating to the operation of the Property from any agency, board, commission, bureau or other instrumentality of any government, whether federal, state or local, informing Seller that Seller is in violation of any applicable statutes, rules, regulations and requirements of all federal, state and local commissions, boards, bureaus and agencies having jurisdiction over Seller and the Land and Improvements.
          6.13 Cause to be Untrue. Seller will not take or cause to be taken any action or fail to perform any obligation which would cause any of the representations or warranties contained in this Agreement to be untrue as of the Close of Escrow.
          The representations and warranties made in this Agreement by the Seller shall be continuing and shall be deemed remade by the Seller as of the Closing Date, with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by the Seller shall survive the Closing for a period of twelve (12) months, and upon expiration shall be of no further force or effect except to the extent that with respect to any particular alleged breach, the Purchaser files a legal action in a court with appropriate jurisdiction for breach of the representations and warranties within said 12-month period. References in this Article 6 to the “actual knowledge” of Seller shall refer only to the actual knowledge of Jon Carley, who Seller hereby represents to be, and who at Closing shall be, the person most knowledgeable and qualified to make the foregoing representations and warranties on behalf of Seller (which knowledge shall not include any imputed or constructive knowledge), and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof or to impose upon such designated individuals any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains or impose any personal liability on such individual. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was disclosed by Seller to Purchaser in writing prior to Closing; and (b) unless the valid claim for any single claimed breach is more than Twenty Five Thousand and No/100 Dollars ($25,000.00). In no event shall the total liability (exclusive of attorneys fees and costs recoverable under Section 13.9, below) of Seller to Purchaser for all breaches of all representations and warranties of Seller in this Agreement exceed Five Hundred Thousand Dollars ($500,000.00) per Property, and One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate for all Properties, except in the event of intentional fraud by Seller, in which case the foregoing limitations shall not apply. If prior to Closing, Seller’s representations, as made as of the Effective Date, are determined to be untrue in any material respect as of the Effective Date or if Seller’s representations, as remade on the Closing Date, shall result in Seller’s Representations made as of the Effective Date being untrue in any material respect as of the Closing Date, then Purchaser may, at Purchaser’s option, as its sole and exclusive remedy, terminate this Agreement by notice in writing to Seller, in which event Escrow Agent shall promptly refund the entire Deposit to Purchaser.
          6.16 AS-IS. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENTS TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, THE SELLER HAS NOT MADE, AND THE PURCHASER HAS NOT RELIED ON, ANY INFORMATION, PROMISE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING THE PROPERTY, WHETHER MADE BY THE SELLER, ON THE SELLER’S BEHALF OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY, THE FINANCIAL CONDITION OF THE TENANTS UNDER THE LEASES, TITLE TO OR THE BOUNDARIES OF THE PROPERTY, PEST CONTROL MATTERS, SOIL CONDITIONS, THE PRESENCE, EXISTENCE OR ABSENCE OF HAZARDOUS WASTES, TOXIC SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS, COMPLIANCE WITH BUILDING, HEALTH, SAFETY, LAND USE AND ZONING LAWS, REGULATIONS AND ORDERS, STRUCTURAL AND OTHER ENGINEERING CHARACTERISTICS, TRAFFIC PATTERNS, MARKET DATA, ECONOMIC CONDITIONS OR PROJECTIONS, HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL DEFECTS OR CONDITIONS, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS. FURTHERMORE, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENTS TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTEES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING AND ANY OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE MARKET AND PHYSICAL ENVIRONMENTS IN WHICH THEY ARE LOCATED. THE PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENTS TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, (I) THE PURCHASER HAS ENTERED INTO

THIS AGREEMENT WITH THE INTENTION OF RELYING UPON ITS OWN INVESTIGATION OR THAT OF ITS CONSULTANTS WITH RESPECT TO THE PHYSICAL, ENVIRONMENTAL, ECONOMIC AND LEGAL CONDITION OF THE PROPERTY AND (II) THE PURCHASER IS NOT RELYING UPON THE PROPERTY DOCUMENTS OR ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES OF ANY KIND, OTHER THAN THOSE SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, MADE. THE PURCHASER HAS INSPECTED THE PROPERTY AND IS FULLY FAMILIAR WITH THE PHYSICAL CONDITION THEREOF AND, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES MADE IN THIS AGREEMENT, SHALL PURCHASE THE PROPERTY IN ITS “ASIS”, “WHERE IS” AND “WITH ALL FAULTS” CONDITION ON THE CLOSING DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN THE EVENT THAT PURCHASER HAS ACTUAL KNOWLEDGE OF THE DEFAULT OF SELLER (A “KNOWN DEFAULT”), BUT NONETHELESS ELECTS TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY AND PROCEEDS TO CLOSING, THEN THE RIGHTS AND REMEDIES OF PURCHASER SHALL BE WAIVED WITH RESPECT TO SUCH KNOWN DEFAULT UPON THE CLOSING AND SELLER SHALL HAVE NO LIABILITY WITH RESPECT THERETO. EXCEPT IN THE EVENT OF SELLER’S FRAUD, AND EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENTS TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, FROM AND AFTER THE CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE IRREVOCABLY AND UNCONDITIONALLY WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S MEMBERS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION EXCEPT FOR FRAUD AND SELLER’S OBLIGATIONS UNDER THIS AGREEMENT (INCLUDING CAUSES OF ACTION IN TORT OTHER THAN FRAUD), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF THE PROPERTY ITS OPERATION ANY WAY IN CONNECTION WITH THE FOREGOING, BUYER EXPRESSLY WAIVES THE BENEFITS OF ANY PROVISION OR PRINCIPLE OF FEDERAL STATE OR LOCAL LAW OR REGULATION THAT MAY LIMIT THE SCOPE OR EFFECT OF THE FOREGOING WAIVER AND RELEASE INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR

AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR” OR EQUIVALENT LAW OF ANY JURISDICTION, TO THE EXTENT APPLICABLE.
     This release by Purchaser shall constitute a complete defense to any claim, cause of action, defense, contract, liability, indebtedness or obligation released pursuant to this release. Nothing in this release shall be construed as (or shall be admissible in any legal action or proceeding as) an admission by Seller or any other released party that any defense, indebtedness, obligation, liability, claim or cause of action exists which is within the scope of those hereby released.
/s/ RMA
Purchaser’s Initials
     7. REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce the Seller to enter into this Agreement, the Purchaser represents and warrants to the Seller as follows:
          7.1 Status and Authority of the Purchaser. The Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization or formation, and has all requisite power and authority under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.
          7.2 Action of the Purchaser. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to the Closing Date, this Agreement and such document shall constitute the valid and binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.
          7.3 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser is bound.
          7.4 Litigation. Except as set forth on Schedule 3 the Purchaser has received no written notice that any investigation, action or proceeding is pending or threatened which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.
          7.5 Prohibited Person. Purchaser represents and warrants to Seller, knowing that Seller is relying on such representation and warranty, that Purchaser is not a Prohibited Person.

          7.6 No Approvals. No authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by Purchaser of this Agreement or the performance of its obligations hereunder.
          7.7 Bankruptcy. Purchaser has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser’s creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of Purchaser’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.
          The representations and warranties made in this Agreement by the Purchaser shall be continuing and shall be deemed remade by the Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by the Purchaser shall survive the Closing for a period of twelve (12) months, and upon expiration shall be of no further force or effect except to the extent that with respect to any particular alleged breach, the Seller files a legal action in a court with appropriate jurisdiction for breach of Purchaser’s representations and warranties prior to the expiration of said period.
     8. COVENANTS OF THE SELLER. The Seller hereby covenants with the Purchaser between the date of this Agreement and the Closing Date or earlier termination of the Agreement as follows:
          8.1 Approval of Leasing. Following expiration of the Property Inspection Period, Seller will not extend, amend or terminate any existing Lease, or enter into any new Lease without providing Purchaser the following: (a) all material supporting documentation, including, without limitation, broker’s commissions, tenant improvement allowances, cancellation fees and any tenant financial information to the extent in Seller’s possession and (b) as to any such extension, amendment or termination of a Lease, or new Lease which is to be executed after the expiration of the Property Inspection Period, or which is to become effective after the expiration of the Property Inspection Period but which was not disclosed to Purchaser prior to the expiration of the Property Inspection Period, Seller must receive Purchaser’s prior written approval which may be withheld in Purchaser’s reasonable discretion. In addition, Seller shall have the right, but not the obligation, to seek the approval of the Purchaser for any amendment, extension or termination of any existing Lease, or any new Lease, becoming effective during the Property Inspection Period in the foregoing manner, but in the event Seller does not seek Purchaser’s approval of any such amendment, extension, termination, or new Lease, Seller shall nevertheless provide Purchaser with prompt written notice thereof. Purchaser agrees to give Seller written notice of approval or disapproval of a proposed amendment or termination of a Lease, or new Lease within five (5) days after Purchaser’s receipt of all of the items described above. If Purchaser does not respond to Seller’s request within such five (5) day time period, then Purchaser will be deemed to have disapproved such amendment, termination or new Lease.

          8.2 Operation of Property. To continue to operate the Property substantially consistent with past practices.
          8.3 Compliance with Laws. To comply in all material respects with (i) all laws, regulations and other requirements from time to time applicable of every governmental body having jurisdiction of the Property, or the use or occupancy thereof, and (ii) all material terms, covenants and conditions of all agreements affecting the Property.
          8.4 Compliance with Agreements. To comply with each and every material term, covenant and condition contained in the Leases and any other material document or agreement affecting the Property.
          8.5 Notice of Material Changes or Untrue Representations. Upon learning of any material adverse change affecting the Property or any event or circumstance which makes any representation or warranty of the Seller to the Purchaser under this Agreement untrue or misleading, promptly to notify the Purchaser thereof in writing.
          8.6 Insurance. To maintain, or cause to be maintained, all existing property insurance relating to the Property.
          8.7 Cooperation. The Purchaser and the Seller shall reasonably cooperate in complying with the requirements under the Leases in connection with the transfer and assignment of the Property and the Leases to the Purchaser. The provisions of this Section 8.7 shall survive the Closing hereunder.
          8.8 SNDA. Upon Purchaser’s written request, Seller hereby agrees to use reasonable efforts to obtain an executed subordination, non-disturbance and attornment agreement (“SNDA”) from any Major Tenant on the form required by the tenant’s applicable lease (if any), or if none, as provided on Purchaser’s lender’s form. Notwithstanding the foregoing, obtaining any SNDA is not a condition to Closing and Seller shall not be in default for failing to obtain any SNDA.
     9. APPORTIONMENTS.
          9.1 Real Property Apportionments.
               (a) The following items shall be apportioned at the Closing as of the close of business on the day immediately preceding the Closing Date:
                    (i) to the extent same have been paid to Seller as of the Closing Date, monthly Rents that are not delinquent, operating costs, taxes and other fixed charges payable under the Leases;
                    (ii) to the extent same have been paid to Seller as of the Closing Date, percentage rents and other unfixed charges payable under the Leases;
                    (iii) fuel, electric, water and other utility costs;

                    (iv) municipal assessments and governmental license and permit fees;
                    (v) non-delinquent real estate taxes and assessments other than special assessments, based on the rates and assessed valuation applicable in the fiscal year for which assessed;
                    (vi) water rates and charges;
                    (vii) sewer and vault taxes and rents; and
                    (viii) all other items of income and expense normally apportioned in sales of property in similar situations in the jurisdiction where each Property is located.
          If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned on the basis of a good faith estimate by the parties and reconciled as soon as practicable after the Closing Date but, in any event, no later than twelve (12) months after the Closing Date.
               (b) If there are water, gas or electric meters located at the Property, the Seller shall obtain readings thereof to a date not more than thirty (30) days prior to the Closing Date and the unfixed water rates and charges, sewer taxes and rents and gas and electricity charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. If such readings are not obtainable by the Closing Date, then, at the Closing, any water rates and charges, sewer taxes and rents and gas and electricity charges which are based on such readings shall be prorated based upon the per diem charges obtained by using the most recent period for which such readings shall then be available. Upon the taking of subsequent actual readings, the apportionment of such charges shall be recalculated and the Seller or the Purchaser, as the case may be, promptly shall make a payment to the other based upon such recalculations. The parties agree to make such final recalculations within sixty (60) days after the Closing Date. At Closing, Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller’s option, Seller shall be entitled to receive and retain such refundable cash and deposits.
               (c) If any refunds of real property taxes or assessments, water rates and charges or sewer taxes and rents shall be made after the Closing, the same shall be held in trust by the Seller or the Purchaser, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same, then to any required refunds to tenants under the Leases, and the balance, if any, shall be paid to the Seller (for the period prior to the Closing Date) and to the Purchaser (for the period commencing with the Closing Date).
               (d) If, on the Closing Date, the Property shall be or shall have been affected by any special or general assessment or assessments or real property taxes payable in a lump sum or which are or may become payable in installments of which the first installment is then a charge or lien and has become payable, the Seller shall pay or cause to be paid at the Closing the unpaid installments of such assessments due and as of the Closing Date.

               (e) No insurance policies of the Seller are to be transferred to the Purchaser, and no apportionment of the premiums therefor shall be made.
               (f) At the Closing, the Seller shall transfer to, or cause to be credited to, the Purchaser the amount of all unapplied security deposits held pursuant to the terms of the Leases.
               (g) Brokerage commissions, tenant improvement expenses and other amounts payable by the Seller as landlord under Leases first entered into by the Seller after the Opening of Escrow and approved by Purchaser pursuant to the approval procedures set forth in Section 8.1, or otherwise, or due in connection with the renewal or extension of any existing Lease taking place after the Opening of Escrow and so approved, shall be the sole responsibility of the Purchaser. The Purchaser shall receive a credit at Closing for all unfunded, brokerage commissions, tenant improvement allowances and other amounts payable by the Seller as landlord under Leases (only to the extent) entered into by the Seller prior to the date hereof and attributable to periods prior to the Close of Escrow.
               (h) If a net amount is owed by the Seller to the Purchaser pursuant to this Section 9.1, such amount shall be credited against the Purchase Price. If a net amount is owed by the Purchaser to the Seller pursuant to this Section 9.1, such amount shall be added to the Purchase Price paid to the Seller.
               (i) If, on the Closing Date, there are past due rents with respect to any Lease then such delinquent rents shall not be prorated at Closing. Any delinquent rents received by the Purchaser from a tenant after the Closing shall be applied between the parties, as follows: first, to the out of pocket expenses incurred by Purchaser in collecting such rents, and second, to rents due or to become due during the calendar month in which the Closing occurs, and third, to all other rents due or past due in inverse order to the order in which they became due (i.e., first to arrearages most recently occurring, then to older arrearages). Seller shall promptly remit to Purchaser all sums received by Seller from tenants after the Closing other than for rents for which Purchaser received credit hereunder. Any delinquent rents not paid to Purchaser shall bear interest at the maximum rate by law until paid. In no event shall the Seller have any right to take any action to collect any past due rents or other amounts following the Closing; provided, however, the Purchaser shall use commercially reasonable efforts to collect such past due rents and other amounts, except that the Purchaser shall have no obligation to institute any legal action or proceeding or otherwise enforce any of its rights and remedies under any Lease in connection with such commercially reasonable efforts.
          The provisions of this Section 9.1 shall survive the Closing.
            9.2 Closing Costs.
               (a) The Purchaser shall pay (i) the costs its own diligence in connection with the transactions contemplated hereby; (ii) all premiums, charges and fees of the Title Company in excess of the premium for a standard owners CLTA title policy in the amount of the Purchase Price including for the Purchaser’s account the cost of extended coverage and any affirmative endorsements, and (iii) fifty percent (50%) of the Escrow Fee.

               (b) The Seller shall pay (i) the title insurance premium for a standard CLTA policy of title insurance in the amount of the Purchase Price, (ii) fifty percent (50%) of the Escrow Fee, (iii) all transfer taxes, transfer fees, documentary stamp taxes, and other similar fees, taxes or charges; and (iv) all recording fees.
               (c) Each party shall pay the fees and expenses of its attorneys and other consultants, except as provided in Section 13.10 of this Agreement.
               (d) Any other costs shall be allocated in accordance with customary practice in the jurisdiction in which the relevant Property is located.
     10. DAMAGE TO OR CONDEMNATION OF PROPERTY.
          10.1 Casualty. If, prior to the Closing, any of the individual buildings making up any Property is materially destroyed or damaged by fire or other casualty (i.e., ten percent (10%) or more of any Property), or in the event that the physical condition of any Property otherwise suffers a material adverse change resulting in a diminution of value of ten percent (10%) or mere of such Property, the Seller shall promptly notify the Purchaser of such fact. In such event, the Purchaser shall have the right to terminate this Agreement by giving written notice to the Seller not later than ten (10) days after the giving the Seller’s notice (and, if necessary, the Closing Date shall be extended until one day after the expiration of such ten (10) day period). If the Purchaser elects to terminate this Agreement as aforesaid, this Agreement shall terminate and be of no further force and effect, the Deposit shall be promptly returned to Purchaser, and no party shall have any liability to the other hereunder. If less than a material part of any of the individual buildings making up the Property shall be affected by fire or other casualty or if the Purchaser shall not elect to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and the Seller shall assign to the Purchaser at the Closing the rights of the Seller to the proceeds, if any, under the Seller’s insurance policies covering the Property with respect to such damage or destruction and there shall be credited against the Purchase Price the amount of any deductible, any proceeds previously received by Seller on account thereof and any deficiency in proceeds.
          10.2 Condemnation. If, prior to the Closing, a material part of any of the individual land making up any Property (including access or parking thereto) (i.e., a portion of and/or interest in any Property comprising ten percent (10%) or more of the value of any Property), is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), the Seller shall notify the Purchaser of such fact promptly after obtaining knowledge thereof and the Purchaser shall have the right to terminate this Agreement by giving written notice to the Seller not later than ten (10) days after the giving of the Seller’s notice (and, if necessary, the Closing Date shall be extended until one day after the expiration of such ten (10) day period). If the Purchaser elects to terminate this Agreement as aforesaid, this Agreement shall terminate and be of no further force and effect, the Deposit shall be promptly returned to Purchaser, and no party shall have any liability to the other hereunder. If less than a material part of any of the individual buildings making up the Property shall be affected or if the Purchaser shall not elect to terminate this Agreement as aforesaid, the sale of the Property shall be consummated as herein provided without any adjustment to the Purchase Price (except to the extent of any condemnation award received by the Seller prior to the Closing) and the

Seller shall assign to the Purchaser at the Closing all of the Seller’s right, title and interest in and to all awards, if any, for the taking, and the Purchaser shall be entitled to receive and keep all awards for the taking of the Property or portion thereof.
          10.3 Survival. The parties’ obligations, if any, under this Section 10 shall survive the Closing.
     11. DEFAULT.
          11.1 Default by the Seller. If the transaction herein contemplated fails to close solely as a result of a default by Seller hereunder, the Purchaser may, as its sole remedy, either (x) terminate this Agreement and receive a refund of its Deposit, plus Purchaser’s actual documented out-of-pocket third party expenses incurred in conducting its due diligence with respect to the transaction contemplated by this Agreement, subject to a cap of One Hundred Fifty Thousand Dollars ($150,000.00), provided that, in the event of a willful breach of this Agreement by Seller, the foregoing damage limitations of this Section 11.1 (as to the amount of damages) shall not apply, and provided further that, in the event of fraud on the part of Seller or in the event of a willful breach of this Agreement by Seller that renders the remedy of specific performance provided in (y), below, either unavailable or infeasible, the foregoing damage limitations of this Section 11.1 (as to both the amount and type of damages) shall not apply, or (y) pursue an action for specific performance provided that Purchaser files such action in a court with appropriate jurisdiction within thirty (30) days of Seller’s default. Nothing contained in this Section 11.1 shall limit Purchaser’s right to an award of its attorney’s fees and costs pursuant to Section 13.10 below in connection with any legal proceedings instituted by either party or Escrow Agent with respect to the enforcement of this Agreement.
          11.2 Default by the Purchaser. IF THE TRANSACTION HEREIN CONTEMPLATED FAILS TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF THE PURCHASER HEREUNDER AND SELLER IS NOT IN MATERIAL DEFAULT UNDER THIS AGREEMENT, THEN SELLER’S SOLE AND EXCLUSIVE RIGHT AND REMEDY FOR SUCH BREACH SHALL BE TO TERMINATE THIS AGREEMENT AND CANCEL THE ESCROW BY WRITTEN NOTICE TO PURCHASER AND ESCROW AGENT IN WHICH EVENT ESCROW AGENT SHALL PAY THE DEPOSIT AND ALL ACCRUED INTEREST THEREON TO SELLER. THE DEPOSIT SHALL CONSTITUTE LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES THAT SELLER WOULD INCUR AS A RESULT OF THE BREACH BY PURCHASER OF ITS OBLIGATION TO PURCHASE THE PROPERTY. THE PARTIES AGREE THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES, AND SHALL CONSTITUTE LIQUIDATED DAMAGES IN ACCORDANCE WITH ALL LAWS APPLICABLE TO THIS TRANSACTION INCLUDING WITHOUT LIMITATION ALL LAWS OF THE JURISDICTION IN WHICH THE PROPERTY IS LOCATED. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER

PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER WAIVES ALL OTHER REMEDIES FOR PURCHASER’S BREACH OF ITS OBLIGATION TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, PROVIDED HOWEVER NOTHING HEREIN SHALL LIMIT SELLER’S RIGHT TO RECOVERY FOR (i) PURCHASER’S INDEMNITY OBLIGATIONS; (ii) ANY RIGHT TO ATTORNEY’S FEES UNDER THIS AGREEMENT; (iii) DAMAGES RESULTING FROM PURCHASER MAKING A BAD FAITH FILING OF A LIS PENDENS AGAINST THE PROPERTY; (iv) ANY BREACH OF THE CONFIDENTIALITY PROVISIONS; OR (v) PURCHASER’S OBLIGATION TO PROVIDE COPIES OF PURCHASER’S DUE DILIGENCE DOCUMENTS TO SELLER.

/s/ RMA	/s/ TGR

Purchaser’s Initials	Seller’s Initials
     12. Indemnifications.
          12.1 Seller Indemnity. Seller agrees to, and hereby does, indemnity, defend and hold harmless Purchaser from and against all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which may be asserted by a third party against Purchaser based solely on the acts or omissions of Seller with regard to the Property occurring prior to Closing.
          12.2 Purchaser Indemnity. Purchaser agrees to, and hereby does, indemnify, defend and hold harmless Seller from and against all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which may be asserted by a third party against Seller based solely on the acts or omissions of Purchaser with regard to the Property occurring after Closing.
          12.3 Limited Effect. Nothing contained in this Section 12 is intended to nor shall in any way limit, expand, or otherwise modify the effect of the AS-IS provisions and related disclaimer provisions or the release provisions in this Agreement; expand the scope or duration of, or otherwise modify any of the representations and warranties contained in this Agreement; or otherwise give rise to any claim or cause of action by either Party against the other, except in the event of a claim by a third party against Seller or Purchaser which gives rise to the indemnity obligations set forth in this Section 12. A claim for indemnity against Seller under Section 12.1 shall not by itself give rise to a claim against Seller for a breach of a representation by Seller under Section 6 unless an independent basis for such breach of representation claim exists.
          12.4 Survival. The indemnities in this Article 12 shall survive the Closing for twelve (12) months and any claim hereunder must be filed in a court with appropriate jurisdiction with such twelve (12) month period. Any contrary statute of limitations period is hereby waived by the parties.
     13. Miscellaneous.

          13.1 Brokers. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby other than CB Richard Ellis which Seller shall compensate under a separate written agreement if and only if the Closing occurs. Each party shall indemnify and hold harmless the other party and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including reasonable attorneys’ fees, charges and disbursements arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any other broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the indemnifying party. The provisions of this Section 12.2 shall survive the Closing.
          13.2 Publicity. The parties agree that, during the period prior to Closing, and except as otherwise required by law and except for the exercise of any remedy hereunder, no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to any third party (other than such party’s consultants, attorneys, experts, and prospective lenders and investors) without the consent of the other party, which consent shall not be unreasonably withheld or delayed.
          13.3 Notices.
               (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with confirmed receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).
               (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.
               (c) All such notices shall be addressed,

if to the Seller, to:	Cornerstone Realty Fund
1920 Main Street
Suite 400
Irvine, CA 92614
Attn: Mr. Jon Carley/Dag Wilkinson
[Telecopier No. (949) 250- 0592]

with a copy to:	Rutan and Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, CA 92626
Attn: Joe Maga, Esq.
[Telecopier No. (714) 546-9035]

if to the Purchaser, to:	Birtcher Anderson Realty, LLC
31910 Del Obispo
Ste. 100
San Juan Capistrano, CA 92675
Attn: Mr. Phillip Matchett
Telecopier No. (949) 276-0555

with a copy to:	The Law Offices of Michael F. Sitzer
4300 Von Karman
Newport Beach, CA 92660
Attn: Michael Ferdinand Sitzer
Telephone: (949) 723-5353
Facsimile: (949) 723-5354

If to Escrow Agent, to:	First American Title Company
National Commercial Services
5 First American Way,
Santa Ana, CA 92707
Attn: Ms. Kathleen Huntsman
Telecopier No. (714) 242-7479]
               (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.
          13.4 Waivers. Subject to the terms of the last paragraph of Section 6, any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right to at a later time enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

          13.5 Assignment; Successors and Assigns. Subject to Section 13.14, this Agreement and all rights and obligations hereunder shall not be assignable, directly or indirectly, by any party without the written consent of the other, except that the Purchaser may assign this Agreement without Seller’s consent to any entity or entities owned in part and controlled or managed, directly or indirectly, provided that Purchaser shall give Seller written notice of such assignment at least ten (10) days before the Closing Date; provided, however, that, in the event this Agreement shall be assigned by Purchaser to any one or more entities owned in part and controlled or managed, directly or indirectly, by the Purchaser, the Purchaser named herein shall remain liable for the obligations of the “Purchaser” hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.
          13.6 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.
          13.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. The parties may also exchange signatures by facsimile or electronic mail.
          13.8 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.
          13.9 Attorneys’ Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees and expert witness fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

          13.10 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
          13.11 Time of Essence. Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.
          13.12 Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of California.
          13.13 ARBITRATION. ANY PARTY HERETO MAY ELECT TO SUBMIT ANY DISPUTE HEREUNDER THAT HAS AN AMOUNT IN CONTROVERSY IN EXCESS OF $250,000 TO ARBITRATION HEREUNDER. ANY SUCH ARBITRATION SHALL BE CONDUCTED IN ORANGE COUNTY, CALIFORNIA IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN PERTAINING AND THE DECISION OF THE ARBITRATORS WITH RESPECT TO SUCH DISPUTE SHALL BE BINDING, FINAL AND CONCLUSIVE ON THE PARTIES.
     WHENEVER AN ARBITRATION IS REQUIRED, THE ARBITRATOR OR REFEREE SHALL BE SELECTED IN ACCORDANCE WITH THIS SECTION. WITHIN FIVE (5) DAYS AFTER WRITTEN NOTICE OF ANY DISPUTE IS GIVEN TO THE OTHER PARTY, THE PARTIES’ SHALL ATTEMPT TO AGREE ON A MUTUALLY ACCEPTABLE ARBITRATOR. IN THE EVENT THE PARTIES ARE UNABLE TO SO AGREE WITHIN SUCH FIVE (5) DAY PERIOD, THE ARBITRATOR OR REFEREE SHALL BE SELECTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE DISPUTED MATTER SHALL BE HEARD BY THE ARBITRATOR OR REFEREE SO APPOINTED NO LATER THAN TWENTY (20) DAYS AFTER SUCH APPOINTMENT. ARBITRATORS SHALL APPLY CALIFORNIA LAW AND BE BOUND BY PRECEDENT AND STATUTORY RULES AS THOUGH THEY WERE JUDGES SITTING IN A CALIFORNIA COURT. STATEMENTS OF ARBITRATION AWARDS SHALL BE IN WRITING. THE PARTIES SHALL BE ENTITLED IN ANY ARBITRATION HEREUNDER, TO SUCH RIGHTS OF DISCOVERY AS DETERMINED BY THE ARBITRATOR.
     NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE

UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARILY.
     THE FEES OF THE ARBITRATOR AND THE EXPENSES INCIDENT TO THE PROCEEDINGS SHALL BE BORNE EQUALLY BETWEEN THE SELLER AND THE PURCHASER, UNLESS THE ARBITRATORS DECIDE OTHERWISE. THE FEES OF RESPECTIVE COUNSEL ENGAGED BY THE PARTIES, AND THE FEES OF EXPERT WITNESSES AND OTHER WITNESSES CALLED FOR BY THE PARTIES, SHALL BE PAID BY THE RESPECTIVE PARTY ENGAGING SUCH COUNSEL OR CALLING OR ENGAGING SUCH WITNESSES.
     THE DECISION OF THE ARBITRATORS SHALL BE RENDERED WITHIN THIRTY (30) DAYS AFTER APPOINTMENT OF THE ARBITRATOR. SUCH DECISION SHALL BE IN WRITING AND IN DUPLICATE, ONE COUNTERPART THEREOF TO BE DELIVERED TO THE SELLER AND ONE TO THE PURCHASER. A JUDGMENT OF A COURT OF COMPETENT JURISDICTION MAY BE ENTERED UPON THE AWARD OF THE ARBITRATORS IN ACCORDANCE WITH THE RULES AND STATUTES APPLICABLE THERETO THEN OBTAINING.
     NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARILY.
     WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION, AND WAIVE ANY APPLICABLE LAW THAT WOULD INVALIDATE THIS SECTION.

/s/ RMA	/s/ TGR

Purchaser’s Initials	Seller’s Initials
          13.14 Like-Kind Exchange. At either parry’s request, the non-requesting party will take all actions reasonably requested by the requesting party in order to effectuate all or any part of the transactions contemplated by this Agreement as a forward or reverse like-kind exchange for the benefit of the requesting party in accordance with Section 1031 of the Internal Revenue Code and, in the case of a reverse exchange, Rev. Proc. 2000-37, including executing an instrument acknowledging and consenting to any assignment by the requesting party of its rights hereunder to a qualified intermediary or an exchange accommodation titleholder. In furtherance of the foregoing and notwithstanding anything contained in this Agreement to the contrary, the requesting party may assign its rights under this Agreement to a “qualified intermediary” or an “exchange accommodation titleholder” in order to facilitate, at no cost or expense to the other, a forward or reverse like-kind exchange under Section 1031 of the Internal Revenue Code; provided, however, that such assignment will not relieve the requesting party of any of its obligations hereunder. The non-requesting party will also agree to issue all closing documents, including the deed, to the applicable qualified intermediary or exchange accommodation titleholder if so directed by the requesting party prior to Closing. Notwithstanding the foregoing, in no event shall the non-exchanging party incur or be subject to any liability that is not otherwise provided for in this Agreement; the Closing Date shall not be delayed as the result of such exchange; all additional costs in connection with such exchange shall be borne by the exchanging party; and the exchanging party shall indemnify the non-exchanging party and hold the non-exchanging party harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys’ fees relating to the non-exchanging party’s participation in such exchange. This Agreement is not subject to or conditioned upon the ability to consummate an exchange.
          13.15 Recording. Neither this Agreement nor any memorandum thereof may be recorded without the prior written consent of both parties.
          13.16 Non-liability of Representatives of Seller. Except in the event of fraud, no trustee, officer, shareholder, employee or agent of the Seller shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Seller. Purchaser shall look only to the assets of the Seller for the payment of any sum or the performance of any obligation hereunder.
          13.17 Non-liability of Representatives of Purchaser. Except in the event of fraud, no trustee, officer, shareholder, employee or agent of Purchaser shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Purchaser. Seller shall look only to the assets of Purchaser for the payment of any sum or the performance of any obligation hereunder.
          13.18 Waiver. The Purchaser hereby acknowledges that it is a sophisticated purchaser of real properties and that it is aware of all disclosures the Seller is or may be required to provide to the Purchaser in connection with the transactions contemplated hereby pursuant to any law, rule or regulation (including those of California and those of the states in which the Property is located).
          13.19 Further Assurances. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by the Seller and the Purchaser, the Seller and the Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to establish, confirm or otherwise evidence the Seller’s satisfaction of any disclosure obligations or to otherwise consummate the transactions contemplated hereby.

          13.20 [Intentionally Omitted. ]
          13.21 IRS Real Estate Sales Reporting. Purchaser and Seller hereby appoint Escrow Agent as, and Escrow Agent agrees to act as, “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Internal Revenue Code Section 6045(e). Escrow Agent shall prepare and file all informational returns, including, without limitation, IRS Form 1099-S and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e). Escrow Agent agrees to comply with the provisions of Executive Order 13224 regarding the Specially Designated Nationals Blocked Persons list.
          13.22 Entire Agreement. This Agreement and all Exhibits hereto and the instruments referred to herein contain the entire agreement and understanding between the parties hereto relating to the subject matter hereof.
          13.23 Interrelation. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties. The parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them as a result of the actual identity of the draftsman.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

SELLER:

CORNERSTONE REALTY FUND, LLC, a California limited liability company

By:	/s/ Terry G. Roussel

Name:	Terry G. Roussel
Its:	Authorized Signatory

PURCHASER:

BIRTCHER ANDERSON REALTY, LLC, a Delaware limited liability company

By:	/s/ Robert M. Anderson

Name:	Robert M. Anderson
Its:	CEO

EXHIBIT “A”
Land
[See attached legal description for each of 6 properties. ]
EXHIBIT “A”

EXHIBIT “B”
General Assignment and Assumption
(See attached copy)
EXHIBIT “B”

ASSIGNMENT AND ASSUMPTION OF CONTRACTS
     This ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made as of                     , 2011 (“Effective Date”) by and between CORNERSTONE REALTY FUND, LLC, a Maryland limited liability company (“Assignor”), and BIRTCHER ANDERSON REALTY, LLC, a Delaware limited liability company (“Assignee”).
RECITALS
     A. Assignor and Assignee are parties to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of June          , 2011, with respect to that certain real property (the “Property”) more specifically described in “Exhibit A” attached hereto and made a part hereof.
     B. Concurrently with the execution and delivery of this Assignment, Assignor is conveying the Property to Assignee.
     C. Assignor desires to assign, transfer and convey to Assignee to the extent assignable, and Assignee desires to obtain, all of Assignor’s right, title, interest, liabilities and obligations in and to the Contracts (as hereinafter defined).
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     As of the Effective Date Assignor does hereby sell, assign, convey and transfer unto Assignee, to the extent assignable, all of Assignor’s right, title, interest, liabilities and obligations in and to the service contracts and assignable equipment leases (“Contracts”) described on “Exhibit B” attached hereto and made a part hereof, provided, however, that Assignor makes no representation or warranty with respect to the assignability of same, except as may be expressly provided in the Purchase Agreement.
     By execution of this Assignment, as of the Effective Date Assignee unconditionally assumes and agrees to perform all of the covenants, agreements, liabilities and obligations under the Contracts binding on Assignor or the Property arising after the Effective Date. Assignee hereby agrees to indemnify, hold harmless and defend Assignor from and against any and all third party obligations, liabilities, costs and claims actions, expenses and fees (including reasonable attorney’s fees) arising as a result of or with respect to any of the Contracts that are attributable to the period of time from and after the Effective Date. Assignor hereby agrees to indemnify, hold harmless and defend Assignee from and against any and all third party obligations, liabilities, costs and claims actions, expenses and fees (including reasonable attorney’s fees) arising as a result of or with respect to any of the Contracts that are attributable to the period of time prior to the Effective Date.
     ASSIGNEE ACKNOWLEDGES THAT IT HAS INSPECTED THE CONTRACTS AND THAT THIS ASSIGNMENT IS MADE BY ASSIGNOR AND ACCEPTED BY ASSIGNEE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS,
EXHIBIT “B”

IMPLIED OR STATUTORY, AND WITHOUT RECOURSE AGAINST ASSIGNOR, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE PURCHASE AGREEMENT.
     EXECUTED to be effective July                    , 2010.

ASSIGNOR:

CORNERSTONE REALTY FUND, LLC, a Maryland limited liability company

By:
Name:
Its:

ASSIGNEE:
BIRTCHER ANDERSON REALTY, LLC, a Delaware limited liability company

By: Name:
Its:

Exhibit A to Assignment and Assumption of Contracts
LEGAL DESCRIPTION

Exhibit B to Assignment and Assumption of Contracts
EQUIPMENT LEASES

EXHIBIT “C”
Assignment and Assumption of Leases
[See attached copy.]
EXHIBIT “C”

ASSIGNMENT AND ASSUMPTION OF LEASES
     This ASSIGNMENT AND ASSUMPTION OF LEASES is hereby entered into as of                     , 2011 (“Effective Date”), by and between CORNERSTONE REALTY FUND, LLC, a Maryland limited liability company (“Assignor”), and BIRTCHER ANDERSON REALTY, LLC, a Delaware limited liability company(“Assignee”).
     1. Assignment. As of the Effective Date Assignor does hereby sell, assign, transfer and set over unto Assignee, without representation or warranty of any kind or nature whatsoever, express or implied, all of Assignor’s interest as landlord in and to (i) all leases of all or any portion of the buildings or other improvements located on the land described on Exhibit “1” attached hereto and made a part hereof (the “Property”), which leases are more particularly described in Exhibit “2” attached hereto and made a part hereof, and all guaranties of, or relating to, those leases and/or any portion of any lease, if any (collectively, the “Leases”), and (ii) all security deposits, advanced rentals and all letters of credit, paid or deposited by tenants or occupants under the Leases (the “Security Deposits”).
     2. Assumption. Assignee, for itself and its successors and assigns, (i) hereby accepts the foregoing assignment, and (ii) agrees to, and hereby does, assume and agree to keep, pay, perform, observe and discharge all of the terms, covenants, conditions, agreements, provisions and obligations contained in Leases to be kept, paid, performed, observed and discharged by the landlord thereunder from and after the Effective Date, including without limitation, the payment of all broker’s commissions and tenant improvement allowances, as and to the extent provided in the Purchase and Sale Agreement for the Property between Assignor and Assignee dated May           , 2011.
     3. Indemnities. Assignee agrees to, and hereby does, indemnify, defend and hold harmless Assignor from and against all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which may be asserted against or imposed on or incurred by Assignor by reason of Assignee’s failure to perform any of its obligations under the Leases after the Effective Date, and including, without limiting the generality of the foregoing, by reason of Assignee’s disposition or alleged disposition of any of the Security Deposits. Assignor agrees to, and hereby does, indemnify, defend and hold harmless Assignee from and against all claims, liabilities, damages and expenses (including without limitation, reasonable attorneys’ fees and disbursements) which may be asserted against or imposed on or incurred by Assignee by reason of Assignor’s failure to perform any of its obligations under the Leases prior to the Effective Date, and including, without limiting the generality of the foregoing, by reason of Assignor’s disposition or alleged disposition of any of the Security Deposits.
     4. Attorneys’ Fees. In the event of any action between Assignor and Assignee seeking enforcement or interpretation of any of the terms and conditions to this Assignment, the prevailing party in such action, whether by fixed judgment or settlement, shall be entitled to recover, in addition to damages, injunctive or other relief, its actual costs and expenses, including, but not limited to, actual attorneys’ fees, court costs and expert witness fees. Such costs shall include attorneys’ fees, costs and expenses incurred in (a) post-judgment motions,
EXHIBIT “C”

(b) contempt proceedings, (c) garnishment, levy and debtor and third-party examination, (d) discovery, and (e) bankruptcy litigation.
     5. Successors. This Assignment shall inure to the benefit of Assignor and Assignee, and their respective heirs, assigns and successors in interest.
     6. Counterparts. This Assignment may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties.
     IN WITNESS WHEREOF, this Assignment of Leases, has been executed by Assignor and Assignee as of the         day of                 , 2011.

ASSIGNOR.

CORNERSTONE REALTY FUND, LLC, a Maryland limited liability company

By:
Name:
Its:

ASSIGNEE:

BIRTCHER ANDERSON REALTY, LLC, a Delaware limited liability company

By:
Name:
Its:
EXHIBIT “C”

EXHIBIT 1
EXHIBIT “C”

EXHIBIT 2
EXHIBIT “C”

EXHIBIT “D”
Bill of Sale
[See attached copy.]
EXHIBIT “D”

BILL OF SALE
     This BILL OF SALE (this “Bill of Sale”) is made as of the       day of                     , 2011 (“Effective Date”), by and between CORNERSTONE REALTY FUND, LLC a Maryland limited liability company (“Assignor”), and BIRTCHER ANDERSON REALTY, LLC, a Delaware limited liability company (“Assignee”).
     For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
     1. Assignor hereby sells, transfers, assigns and conveys to Assignee the following as of the Effective Date. To the extent assignable, all right, title and interest of Assignor in and to all tangible personal property (“Personalty”) located on, and used in connection with the management, maintenance or operation of that certain land and improvements located on the real property, as more particularly described in Exhibit “1” hereto and made a part hereof (“Real Property”), but excluding tangible personal property owned or leased by Assignor’s property manager or the tenants of the Real Property.
     2. This Bill of Sale is given pursuant to that certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”) dated as of June      , 2011, between Assignor and Assignee. Except as set forth in the Purchase Agreement, the Personalty conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITH ALL FAULTS AND EXCLUDES ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE.
     3. Assignee hereby accepts the assignment of the Personalty and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the Effective Date hereof
[Signatures set forth on following page.]
EXHIBIT “D”

     IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the date first above written.

ASSIGNOR:

CORNERSTONE REALTY FUND, LLC, a Maryland limited liability company

By:

Name:

Its:

ASSIGNEE:

BIRTCHER ANDERSON REALTY, LLC, a Delaware limited liability company

By:

Name:

Its:

EXHIBIT “E”
Notices to Tenants
[See attached copy.]
EXHIBIT “E”

NOTICE TO TENANTS
                                        , 2011

Dear                    :
     You are hereby notified that                      (“Seller”), the current owner of                      (the “Property”) and the current owner of the landlord’s interest in your lease in the Property, has sold the Property to                      (“New Owner”), as of the above date. In connection with such sale, Seller has assigned and transferred its interest in your lease and your security deposit thereunder in the amount of $              (the “Security Deposit”) to New Owner, and New Owner has assumed and agreed to perform all of the landlord’s obligations under your lease (including any obligations set forth in your lease or under applicable law to repay or account for the Security Deposit) arising after the above date. New Owner acknowledges that New Owner has received and is responsible for the Security Deposit.
Accordingly, (a) all your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of the landlord under the lease arising after the above date, including any obligations thereunder or under applicable law to repay or account for the Security Deposit, shall be the binding obligation of New Owner and its successors and assigns.
     Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is:

EXHIBIT “E”

Please immediately forward a new certificate of insurance naming New Owner as an additional insured under your liability policy as required by your lease.

Very truly yours,

SELLER:
a	,

By:

Name:

Title:

NEW OWNER:

a	,

By:

Name:

Title:

EXHIBIT “F”
Form of Estoppel Certificate
[See attached copy.]
EXHIBIT “F”

TENANT ESTOPPEL CERTIFICATE
To: [lender]
Re: Lease Pertaining to _____________ (the “Project”)
*[ ] = may not be subject to “ knowledge qualification”
Ladies and Gentlemen: _______
     The undersigned, as tenant (“Tenant”), hereby states and declares as follows:
     1. Tenant is the lessee under that certain lease (the “Lease”) pertaining to the Project which is dated ______________.
     2. The name of the current Landlord is: _________________________.
     3. The Lease is for the following portion of the Project ____________ (the “Demised Premises”).
     4. The Lease has not been modified or amended except by the following documents (if none, so state): ________________
     5. The initial term of the Lease commenced on _____, 2 __ and shall expire on _____, 2 __, unless sooner terminated in accordance with the terms of the Lease. Tenant has no option to renew or extend the term of the Lease, except as follows (if none, so state): ________________
     6. The Lease, as it may have been modified or amended, contains the entire agreement of Landlord and Tenant with respect to the Demised Premises, and is in full force and effect.
     7. As of the date hereof, Tenant is occupying the Demised Premises and is paying rent on a current basis under the Lease.
          a. The minimum monthly or base rent currently being paid by Tenant for the Demised Premises pursuant to the terms of the Lease is $_____ per month.
          b. Percentage rent (“Percentage Rent”), if any, due under the Lease has been paid through ____ and the amount of Percentage Rent for the last period paid was $______.
EXHIBIT “F”

          c. Common area maintenance, taxes, insurance and other charges (the “Reimbursable”), if any, due under the Lease have been paid through ________.
     8. Tenant has accepted possession of the Demised Premises, and all items of an executory nature relating thereto to be performed by Landlord have been completed, including, but not limited to, completion of construction thereof (and all other improvements required under the Lease) in accordance with the terms of the Lease and within the time periods set forth in the Lease. Landlord has paid in full any required contribution towards work to be performed by Tenant under the Lease, except as follows (if none, so state): ________.
     9. No default or event that with the passage of time or notice would constitute a default (hereinafter collectively a “Default”) on the part of Tenant exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Tenant.
     10. To the best of Tenant’s knowledge, no Default on the part of Landlord exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord.
     11. Tenant has no option or right to purchase all or any part of the Project.
     12. Tenant has not assigned, sublet, transferred or otherwise disposed of its interest in the Lease and/or the Premises, or any part thereof.
     13. Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows (if none, so state):
     14. No hazardous substance are being generated, used, handled, stored or disposed or by Tenant on the Demised Premises or on the Project in violation of any applicable laws, rules or regulations or the terms of the Lease.
     15. No prepayments of rentals due under the Lease have been made for more than one month in advance. No security or similar deposit has been made under the Lease, except for the sum of $_____ which has been deposited by Tenant with Landlord pursuant to the terms of the Lease.
     16. Tenant has no defense as to its obligations under the Lease and asserts no setoff, claim or counterclaim against Landlord.
     17. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

     18. This Tenant Estoppel Certificate may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same instrument.
Very truly yours,

TENANT:
,
a

By
Name:
Its:

Schedule 1
Rent Roll
[See attached copy.]
Schedule 1

Rent Roll — Occupancy Summary	Page 1
As of Date: 05/01/2011 Show All Amounts: Monthly
Property: Nor mandie Business Center (320-001)

			Date	Date	Days			Rent	Recovery	Misc	Total
Unit	Lease Name	Lease Type	From	To	Occupie	Area	Base Rent	Per Area	Per Area	Per Area	Per Area
20920	Fastenal Co Branch 0	Industrial	06/01/2008	05/31/2013	1826	3,358	4,029.60	1.20	0.00	0.00	1.20
20922	Pacific Coffee Mix,	Industrial	05/01/2011	06/30/2013	792	2,937	0.00	0.00	0.00	0.00	0.00
20924	VACANT	N/A		—	2,541	0.00	0.00	0.00	0.00	0.00	0.00
20926	VACANT	N/A		—	2,520	0.00	0.00	0.00	0.00	0.00	0.00
20928	VACANT	N/A		—	1,830	0.00	0.00	0.00	0.00	0.00	0.00
20930	Alpha Floonng	Industrial	12/01/2010	12/31/2011	396	1,825	1,551.25	0.85	0.00	0.10	0.95
20932	Total Office support	Industrial	05/01/2010	06/30/2012	792	1,825	1,530.00	0.84	0.00	0.10	0.94
20934	SC Global, Inc	Industrial	04/01/2011	03/31/2012	366	1,825	1,715.50	0.94	0.00	0.10	1.04
20936	Beachbikes.Net	Industrial	12/01/2010	07/31/2011	243	2,190	2,190.00	1.00	0.00	0.10	1.10
20938	Beachbikes. Net	Industrial	12/01/2010	07/31/2011	243	2,190	2,190.00	1.00	0.00	0.10	1.10
20940	VACANT	N/A		—	1,825	0.00	0.00	0.00	0.00	0.00	0.00
20942	VACANT	N/A		—	2,134	0.00	0.00	0.00	0.00	0.00	0.00
20944	VACANT	N/A		—	3,167	0.00	0.00	0.00	0.00	0.00	0.00
20950-A	Belle Beauty, Inc.	Industrial	07/01/2009	06/30/2011	730	1,211	1,207.00	1.00	0.00	0.10	1.10
20950-B	Po King Cheung Yue	Industrial	04/15/2011	—	1,200	1,060.40	0.88	0.00	0.10	0.98	1,180.40
20950-C	Creative Art Center,	Industrial	04/01/2011	04/30/2012	396	1,205	0.00	0.00	0.00	0.00	0.00
20950-D	Asami Takemura & Dai	Industrial	06/01/2010	05/31/2012	731	1,206	1,260.00	1.04	0.00	0.10	1.14
20950-E	Kesco USA., a CA Cor	Industrial	07/01/2010	06/30/2012	731	1,200	1,024.25	0.85	0.00	0.10	0.95
20950-F	Chiakj Tagashira & Y	Industrial	06/01/2010	05/31/2013	1096	1,200	1,323.00	1.10	0.00	0.10	1.20
20950-G	Sean Willett	Industrial	11/01/2009	10/31/2011	730	1,205	1,320.00	1.10	0.00	0.10	1.20
20950-H	Vinet Concepts Corpo	Industrial	05/01/2011	—	1,206	1,025.00	0.85	0.00	0.10	0.95	1,145.60
20950-I	Lance Richlin	Industrial	01/01/2011	12/31/2012	731	1,205	1,120.00	0.93	0.00	0.10	1.03
20950-J	GT Banner joann Nune	Industrial	09/01/2010	08/31/2011	365	1,206	1,086.00	0.90	0.00	0.10	1.00
20950-K	Popkin, Shamir & Gol	Industrial	06/01/2010	05/31/2011	365	1,200	1,320.00	1.10	0.00	0.10	1.20
20950-L	James Palko	Industrial	04/01/2011	03/31/2012	366	1,205	938.28	0.78	0.00	0.10	0.88
20950-M	Daniel Acevedo	industrial	03/01/2011	03/31/2012	397	1,200	964.00	0.80	0.00	0.10	0.90
20950-N	Nudefinition Inc.	Industrial	04/01/2011	12/31/2011	275	1,200	1,389.15	1.16	0.00	0.10	1.26
20950-O	Michael Turack & Dus	Industrial	12/01/2010	07/31/2011	243	1,200	960.00	0.80	0.00	0.10	0.90
20950-P	TTS Co. Ltd. a CA Co	Industrial	07/16/2010	07/15/2011	365	1,200	1,085.40	0.90	0.00	0.10	1.01
Summary

							Total	Total	Total	Total
							Rent	Recovery	Misc	Charges
Total Units	Percentage		Total Area		Percentage	Total Base Rent	Per Area	Per Area	Per Area	Per Area
Occupied	23	79.31%	35,399		71.63%	30,288.83	0.86	0.00	0.08	0.93	3
Vacant	6	20.69%	14,017	28.37%		0.00	0.00	0.00	0.00	0.00	0.00
Totals	29		49,416			30,288.83	0.61	0.00	0.06	0.67	37,424.82

As of Date: 05/01/2011 Show All Amounts: Monthly
     Property: Nor mandie Business Center (320-001)

			Date	Date	Days			Rent	Recovery	Misc	Total
Unit	Lease Name	Lease Type	From	To	Occupie	Area	Base Rent	Per Area	Per Area	Per Area	Per Area
Summary by Lease Types
		Industrial	Occupied	23	79.31%	35,399	71.63%	30,288.83	0.86	0.00	0.08
		N/A	Vacant	6	20.69%	14,017	28.37%	0.00	0.00	0.00	0.00

As of Date: 05/01/2011 Show All Amounts: Monthly

Property: Interstate Commerce center (320-002)	Page 3

			Date	Date	Days			Rent	Recovery	Misc	Total
Unit	Lease Name	Lease Type	From	To	Occupie	Area	Base Rent	Per Area	Per Area	Per Area	Per Area
1100	ProTek Devices	Industrial	05/01/2010	06/30/2015	1887	19,930	12,755.00	0.64	0.00	0.29	0.93
2100	Net Flow Research LL	Industrial	05/01/2010	07/31/2014	1553	8,372	3,851.00	0.46	0.00	0.29	0.75
3100	FUJIFILM North Ameri	Industrial	12/01/2006	03/31/2012	1948	14,883	10,432.00	0.70	0.00	0.29	0.99
3101	DUPONT AIR PRODUCTS	Industrial	11/01/2009	01/31/2013	1188	9,974	6,782.21	0.68	0.00	0.29	0.97
4100	DUPONT AIR PRODUCTS	Industrial	11/01/2009	01/31/2013	1188	18,125	12,324.79	0.68	0.00	0.29	0.97
5100	AIR PRODUCTS & CHEMI	Industrial	11/01/2009	01/31/2013	1188	12,101	8,108.00	0.67	0.00	0.29	0.96
Summary

						Total	Total	Total	Total
						Rent	Recovery	Misc	Charges
Total Units	Percentage		Total Area	Percentage	Total Base Rent	Per Area	Per Area	Per Area	Per Area
Occupied	6	100.00%	83,385	100.00%	54,253.00	0.65	0.00	0.29	0.94	1
Vacant	0	0.00%	0	0.00%	0.00	0.00	0.00	0.00	0.00	0.00
Totals	6		83,385		54,253.00	0.65	0.00	0.29	0.94	12,605.00

Summary by Lease types

Industrial		Occupied	6	100.00%	83,385	#####	54,253.00	0.65	0.00	0.29

As of Date: 05/01/2011 Show AI Amounts: Monthly	Page 4
Property: Zenith Drive Center ( $20-004)

			Date	Date	Days			Rent	Recovery	Misc	Total
Unit	Lease Name	Lease Type	From	To	Occupie	Area	Base Rent	Per Area	Per Area	Per Area	Per Area
500	Campus Cooks, LLC	Industrial	09/01/2009	11/30/2012	1187	775	646.00	0.83	0.34	0.31	1.48
501	United ATM, Inc.	Industrial	05/01/2011	04/30/2012	366	1,525	805.00	0.53	0.34	0.31	1.18
502	Paragon Ceramix Labo	Industrial	04/01/2006	07/31/2011	1948	1,525	1,007.00	0.66	0.34	0.31	1.31
503	DOI Dental Laborator.	Industrial	08/01/2009	07/31/2011	730	572	495.00	0.87	0.35	0.33	1.55
504A	Prime Building Const	Industrial	05/01/2011	04/30/2012	366	510	310.00	0.61	0.34	0.31	1.26
506A	Pulmonary Providers	Industrial	09/01/2010	10/31/2012	792	350	455.26	1.30	0.34	0.31	1.95
506B	Certified Accounting	Industrial	05/01/2010	05/31/2011	396	750	470.00	0.63	0.34	0.31	1.28
507	Pulmonary Providers	Industrial	09/01/2010	10/31/2012	792	325	422.74	1.30	0.34	0.31	1.95
509	Avanti Gallery Inc.	Industrial	05/01/2011	07/31/2014	1188	888	0.00	0.00	0.00	0.00	0.00
511	Beacon3.com	Industrial	08/01/2009	09/30/2012	1157	678	433.00	0.64	0.34	0.31	1.29
513-508	Alex’s Ceramic Studi	Industrial	06/01/2010	07/31/2012	792	822	565.00	0.69	0.34	0.31	1.34
515A	Upgrade Nation, Inc.	Industrial	11/15/2010	12/15/2011	396	1,063	583.00	0.55	0.34	0.31	1.20
516	Hebron Mongolian Pre	Industrial	01/01/2011	02/28/2013	790	670	367.00	0.55	0.34	0.31	1.20
517	VACANT	N/A			933	0.00	0.00	0.00	0.00	0.00	0.00
518	Hillcrest Management	Industrial	03/01/2011	02/29/2012	366	450	588.00	1.31	0.10	0.10	1.51
519A	Custom Mortgage Fund	Industrial	08/01/2010	08/31/2011	396	350	226.00	0.65	0,34	0.31	1.30
519B	Achieve Real Estate	Industrial	12/01/2010	12/31/2013	1127	350	147.00	0.42	0,34	0.31	1.07
520	Paper Stories	Industrial	02/01/2011	02/29/2012	394	400	239.00	0.60	0.34	0.31	1.25
521-523A	Takgahira Dencol La	Industrial	07/01/2010	06/30/2011	365	771	1,083.00	1.40	0.11	0.00	1.51
522-505	Stargate Travel	Industrial	07/01/2009	06/30/2011	730	550	558.00	1.01	0.00	0.10	1.11
523B	Paul Vadukumcherry	Industrial	01/01/2010	02/29/2012	790	545	319.00	0.59	0.34	0.31	1.24
525	WELLBEING CARE, INC.	Industrial	02/01/2011	02/29/2012	394	100	63.11	0.63	0.34	0.31	1.28
526	WELLBEING CARE, INC.	Industrial	02/01/2011	02/29/2012	394	350	220.89	0.63	0.34	0.31	1.28
527	Pawel Mroczek	Industrial	12/01/2010	11/30/2011	365	100	85.00	0.85	0.34	0.31	1.50
530	Central Car Clinic	Industrial	05/01/2011	04/30/2012	366	6,000	0.00	0.00	0.00	0.00	0,00
538	Seong Jin Huh	Industrial	03/01/2010	03/31/2012	762	2,100	1,768.00	0.84	0.00	0.02	0.86
540	Cable X Perts, Inc.	Industrial	01/01/2007	03/31/2012	1917	2,100	924.00	0.44	0.34	0.17	0.95
542	Maine Township	Industrial	04/01/2010	03/31/2013	1096	2,100	2,175.00	1.04	0.00	0.07	1.11
544	Hour Maid Cleaning S	Industrial	05/15/2006	08/31/2011	1935	2,400	852.00	0.36	0.34	0.31	1.01
546	Medlogic Sales Inc.	Industrial	05/01/2011	05/31/2012	397	2,100	0.00	0.00	0.00	0.00	0.00
548	SMDCS, Inc.	Industrial	06/01/2009	03/31/2012	1035	2,400	344.38	0.14	0.34	0.31	0.80
550	SMDCS, Inc.	Industrial	01/01/2009	03/31/2012	1186	2,000	286.99	0.14	0.34	0.31	0.80
560	SMDCS, Inc.	Industrial	01/01/2009	03/31/2012	1186	1,440	206.63	0.14	0.34	0.31	0.80
BILLBRD	Clear Channel Outdoo	Industrial	07/01/2003	06/30/2013	3653	0	0.00	0.00	0.00	0.00	0.00
CELL	American Tower	Industrial	09/01/1998	08/31/2028	10958	0	0.00	0.00	0.00	0.00	0.00
MAILBOX	VACANT	N/A			0	0.00	0.00	0.00	0.00	0.00	0.00
Summary

						Total	Total	Total	Total
						Rent	Recovery	Misc	Charges
Total Units	Percentage		Total Area	Percentage	Total Base Rent	Per Area	Per Area	Per Area	Per Area
Occupied	34	94.44%	37,059	97.54%	16,645.00	0.45	0.21	0.19	0.84	6
Vacant	2	5.56%	933	2.46%	0.00	0.00	0.00	0.00	0.00	0.00
Totals	36		37,992		16,645.00	0.44	0.20	0.18	0.82	66,245.00

As of Date: 05/01/2011 Show All Amounts: Monthly	Page 5
Property: Zenith Drive Center (320-004)

			Date	Date	Days			Rent	Recovery	Misc	Total
Unit	Lease Name	Lease Type	From	To	Occupie	Area	Base Rent	Per Area	Per Area	Per Area	Per Area

Summary by Lease Types

Industrial	Occupied	34	94.44%	37,059	97.54%	16,645.00	0.45	0.21	0.19
N/A	Vacant	2	5.56%	933	2.46%	0.00	0.00	0.00	0.00

As of Date: 05/01/2011 Show Al Amounts: Monthly	Page 6
Property: Arrow Business Center (320-005)

			Date	Date	Days			Rent	Recovery	Misc	Total
Unit	Lease Name	Lease Type	From	To	Occupie	Area	Base Rent	Per Area	Per Area	per Area	Per Area
101	E & K Precision Inc.	Industrial	09/01/2010	08/31/2011	365	1,600	850.00	0.53	0.00	0.10	0.63
103	E & K Precision Mach	Industrial	04/01/2011	03/31/2012	366	1,600	1,600.00	1.00	0.00	0.10	1.10
104	E & K Precision Mach	Industrial	04/01/2011	03/31/2012	366	0	0.00	0.00	0.00	0.00	0.00
105	Anthony Colosimo	Industrial	03/06/2010	—	800	840.00	1.05	0.00	0.10	1.15	920.00
106	VACANT	N/A		—	800	0.00	0.00	0.00	0.00	0.00	0.00
107	VACANT	N/A		—	800	0.00	0.00	0.00	0.00	0.00	0.00
108	VACANT	N/A		—	800	0.00	0.00	0.00	0.00	0.00	0.00
109	Micky MeiKi Louie	Industrial	01/01/2011	12/31/2011	365	800	680.00	0.85	0.00	0.10	0.95
110	William Lomack and	Industrial	08/01/2010	07/31/2012	731	800	560.00	0.70	0.00	0.10	0.80
111	Yrma Minaya	Industrial	05/01/2011	05/31/2013	762	800	0.00	0.00	0.00	0.00	0.00
l l 2	Zentee Corporation	Industrial	07/01/2010	—	800	750.00	0.94	0.00	0.10	1.04	876.00
113	BMW Fillmore Investm	Industrial	03/15/2010	—	800	640.00	0.80	0.00	0.10	0.90	640.00
114	Richard Wamboidt	Industrial	08/01/2010	07/31/2011	365	800	640.00	0.80	0.00	0.10	0.90
115	VACANT	N/A		—	800	0.00	0.00	0.00	0.00	0.00	0.00
116	Picture Perfect Inst	Industrial	11/01/2010	10/31/2011	365	1,120	896.00	0.80	0.00	0.10	0.90
117	James B. Busuttil	Industrial	05/01/2011	04/30/2012	366	1,120	896.00	0.80	0.00	0.10	0.90
118	VACANT	N/A		—	1,120	0.00	0.00	0.00	0.00	0.00	0.00
119	Alterian Ghost Facto	Industrial	03/18/2011	05/17/2011	61	1,120	728.00	0.65	0.00	0.00	0.65
120	VACANT	N/A		—	1,120	0.00	0.00	0.00	0.00	0.00	0.00
121	Alfredo S. Miramonte	Industrial	05/01/2011	04/30/2012	366	1,120	616.00	0.55	0.00	0.10	0.65
122	OEM Experts, Inc.	Industrial	05/01/2008	—	1,120	2,128.00	1.90	0.00	0.20	2.10	1,087.50
123	OEM Experts, Inc.	Industrial	05/01/2008	—	1,120	0.00	0.00	0.00	0.00	0.00	1,087.50
124	VACANT	N/A		—	1,120	0.00	0.00	0.00	0.00	0.00	0.00
125	Anela Wheels, Inc	Industrial	01/01/2011	01/31/2012	396	1,120	784.00	0.70	0.00	0.10	0.80
126	Jaime Garcia, an Inc.	Industrial	10/01/2010	11/30/2011	426	1,120	784.00	0.70	0.00	0.10	0.80
127	VACANT	N/A		—	1,120	0.00	0.00	0.00	0.00	0.00	0.00
l28	Cole Wilson Inc a C	Industrial	04/01/2011	03/31/2012	366	1,120	616.00	0.55	0.00	0.10	0.65
129	VACANT	N/A		—	1,120	0.00	0.00	0.00	0.00	0.00	0.00
130	Kracov Creator Inc.	Industrial	02/15/2011	10/31/2013	990	1,120	784.00	0.70	0.00	0.10	0.80
201	Matthew Kim & Donguk	Industrial	06/01/2008	05/31/2013	1826	2,160	2,500.00	1.16	0.00	0.12	1.28
202	Herff Jones Inc , an	Industrial	07/01/2010	06/30/2012	731	2,078	1,558.50	0.75	0.00	0.10	0.85
203	Jose Perez & Juan Me	Industrial	09/01/2010	09/30/2011	395	2,078	1,710.75	0.82	0.00	0.12	0.94
204	EIC Semiconductor In	Industrial	02/01/2010	03/31/2012	790	4,096	3,686.40	0.90	0.00	0.12	1.02
205	EIC Semiconductor In	Industrial	02/01/2010	03/31/2012	790	0	0.00	0.00	0.00	0.00	0.00
206A	Hermandad Latina Int	Industrial	10/01/2009	09/30/2012	1096	966	1,245.00	1.29	0.00	0.12	1.41
206B	LWD Inc. and Willes	Industrial	04/01/2009	03/31/2012	1096	1,082	1,406.00	1.30	0.00	0.12	1.42
207A	Hispanic Media Adver	Industrial	01/01/2010	12/31/2011	730	2,172	1,584.13	0.73	0.00	0.12	0.85
207B	Hispanic Media Adver	Industrial	01/01/2010	12/31/2011	730	0	0.00	0.00	0.00	0.00	0.00
208	Jun B. Kim	Industrial	11/01/2009	10/31/2012	1096	2,160	2,375.00	1.10	0.00	0.12	1.22
301	Alterian Ghost Ficto	Industrial	07/01/2009	06/30/2011	730	4,800	4,193.00	0.87	0.00	0.10	0.97
302	Camfel Production, I	Industrial	10/01/2010	11/30/2013	1157	3,200	2,496.00	0.78	0.00	0.10	0.88
303	Bosense Webster, In	industrial	06/01/2009	05/31/2011	730	3,200	2,828.80	0.88	0.00	0.10	0.98
304	Biosense Webster, In	Industrial	07/01/2010	06/30/2012	731	3,200	2,400.00	0.75	0.00	0.10	0.85
305	Biosense Webster, In	Industrial	05/01/2011	04/30/2012	366	3,200	2,400.00	0.75	0.00	0.10	0.85
306	Anella wheels, inc.	industrial	01/01/2011	01/31/2012	396	3,200	2,240.00	0.70	0.00	0.10	0.80
307	The David Kracov Gal	industrial	11/01/2007	10/31/2011	1461	3,200	3,149.00	0.98	0.00	0.10	1.08
Summary

					Total	Total	Total	Total
					Rent	Recovery	Misc	Charges
Total Units	Percentage	Total Area	Percentage	Total Base Rent	Per Area	Per Area	Per Area	Per Area

As of Date: 05/01/2011 Show All Amounts: Monthly
Property: Arrow Business Center (320-005)

			Date	Date	Days			Rent	Recovery	Misc	Total
Unit	Lease Name	Lease Type	From	To	Occupie	Area	Base Rent	Per Area	Per Area	Per Area	Per Area

Occupied	37	80.43%	60,792	87.35%	50,564.58	0.83	0.00	0.10	0.93	6
Vacant	9	19.57%	8,800	12.65%	0.00	0.00	0.00	0.00	0.00	0.00
Totals	46		69,592		50.564.58	0.73	0.00	0.09	0.82	50,863.04

Summary by Lease Types

Industrial	Occupied	37	80.43%	60,792	87.35%	50,564.58	0.83	0.00	0.10
N/A	Vacant	9	19.57%	8,800	12.65%	0.00	0.00	0.00	0.00

As of Date: 05/01/2011 Show All Amounts: Monthly

Property: Paramount Business Center (320-006)	Page 8

			Date	Date	Days			Rent	Recovery	Misc	Total
Unit	Lease Name	Lease Type	From	To	Occupie	Area	Base Rent	Per Area	Per Area	Per Area	Per Area
16407	Mr. Paul Ko dba K. P	Industrial	04/01/2011	05/31/2014	1157	3,654	0.00	0.00	0.00	0.14	0.14
16409	Head Protection Lab	Industrial	07/01/2008	06/30/2011	1095	3,608	3,381.15	0.94	0.00	0.13	1.07
16411	Panametal Technologi	Industrial	04/01/2010	03/31/2012	731	2,245	1,526.00	0.68	0.00	0.14	0.82
16413	Hangtime Installers,	Industrial	08/01/2010	07/31/2011	365	2,220	2,104.89	0.95	0.00	0.12	1.07
16415	Hoveround Corporatio	Industrial	10/01/2010	09/30/2011	365	2,025	1,914.00	0.95	0.00	0.13	1.08
16419	Ferlo Corp, a CA S-C	Industrial	10/01/2010	04/30/2012	578	2,676	1,231.00	0.46	0.00	0.14	0.60
26423	Smart Cargo Service,	Industrial	03/01/2010	04/30/2012	792	3,794	1,797.61	0.47	0.00	0.14	0.61
26425	Five Nine Metal Desi	Industrial	10/01/2010	10/31/2013	1127	3,584	1,720.00	0.48	0.00	0.14	0.62
26427	MCH Office Supplies	Industrial	02/01/2008	08/31/2011	1308	2,195	2,210.66	1.01	0.00	0.14	1.15
26429	Coast 2 Coast Fumiga	Industrial	04/15/2010	—	2,191	1,978.00	0.90	0.00	0.14	1.04	3,768.00
26431	Mr. Troy Shockley	Industrial	09/01/2010	08/31/2011	365	2,046	1,186.68	0.58	0.00	0.14	0.72

Summary

						Total	Total	Total	Total
						Rent	Recovery	Misc	Charges
	Total Units	Percentage	Total Area	Percentage	Total Base Rent	Per Area	Per Area	Per Area	Per Area
Occupied	11	100.00%	30,238	100.00%	19,049.99	0.63	0.00	0.14	0,77	3
Vacant	0	0.00%	0	0.00%	0.00	0.00	0.00	0.00	0.00	0.00
Totals	11		30,238		19,049.99	0.63	0.00	0.14	0.77	33,599.47
Summary by Lease Types

Industrial	Occupied	11	100.00%	30,238 # # # #	#	19,049.99	0.63	0.00	0.14

As of Date: 05/01/2011 Show All Amounts: Monthly Property: Shoemaker (CRF) (320-007)	Page 9

			Date	Date	Days				Rent	Recovery	Misc	Total
Unit	Lease Name	Lease Type	From	To	Occupie	Area		Base Rent	Per Area	Per Area	Per Area	Per Area
44	Startless Pipe & Fit	Industrial	01/01/2004	03/31/2012	3013	13,617		9,877.00	0.73	0.00	0.08	0.81
44A-B	Munder & Sons Inc.,	Industrial	02/01/2010	01/31/2013	1096	4,844		2,664.00	0.55	0.00	0.08	0.63
44C	VACANT	N/A		—	2,422		0.00	0.00	0.00	0.00	0.00	0.00
44D	VACANT	N/A		—	2,422		0.00	0.00	0.00	0.00	0.00	0.00
44E	VACANT	N/A		—	2,422		0.00	0.00	0.00	0.00	0.00	0.00
44F	Francisco Javier Guz	Industrial	12/01/2010	05/31/2011	182	2,422		1,743.84	0.72	0.00	0.08	0.80
44G	VACANT	N/A		—	2,422		0.00	0.00	0.00	0.00	0.00	0.00
44H	VACANT	N/A		—	2,422		0.00	0.00	0.00	0.00	0.00	0.00
44I	Newland international	Industrial	07/01/2010	09/30/2013	1188	7,022		3,406.00	0.49	0.00	0.08	0.57
45A	Donghee Shin	Industrial	05/01/2008	09/30/2011	1248	2,380		1,800.00	0.76	0.00	0.00	0.76
46B	X3 Management Servic	Industrial	10/01/2010	09/30/2011	365	1,960		1,250.00	0.64	0.00	0.00	0.64
46C	X3 Management Servic	Industrial	10/01/2010	09/30/2011	365	1,960		1,250.00	0.64	0.00	0.00	0.64
46D	Roofie Bhure	Industrial	06/01/2010	05/31/2011	365	1,960		1,420.00	0.72	0.00	0.08	0.80
46E	X3 Management Servic	Industrial	05/01/2011	07/31/2011	92	1,960		1,150.00	0.59	0.00	0.00	0.59
45F	OK Jung	Industrial	03/01/2010	02/29/2012	731	1,960		1,489.60	0.76	0.00	0.09	0.85
45G	Ashraf Sulaiman	Industrial	05/01/2010	05/17/2011	382	1,960		1,652.00	0.84	0.00	0.08	0.92
45H	American Insulation	Industrial	10/01/2010	09/30/2011	365	4,409		3,219.00	0.73	0.00	0.09	0.82
461I	Kj Sook Lee	Industrial	07/01/2010	06/30/2013	1096	2,380		1,962.00	0.82	0.00	0.08	0.90
46J	VACANT	N/A		—	1,960		0.00	0.00	0.00	0.00	0.00	0.00
46K	Pacific Office Produ	Industrial	01/01/2010	12/31/2012	1096	1,960		1,528.00	0.78	0.00	0.09	0.87
46L	Mynor Picado & Ronal	Industrial	12/01/2010	12/31/2012	762	1,960		1,176.00	0.60	0.00	0.00	0.60
46M	Glendon Company	Industrial	05/01/2009	04/30/2012	1096	6,960		5,846.40	0.84	0.00	0.09	0.93
48A	Crescent, Inc.	Industrial	01/01/2007	12/31/2011	1826	12,300		9,718.00	0.79	0.00	0.08	0.87
Summary

						Total	Total	Total	Total
						Rent	Recovery	Misc	Charges
	Total Units	Percentage	Total Area	Percentage	Total Base Rent	Per Area	Per Area	Per Area	Per Area
Occupied	17	73.91%	72,014	83.66%	51,151.84	0.71	0.00	0.07	0.78	4
Vacant	6	26.09%	14,070	16.34%	0.00	0.00	0.00	0.00	0,00	0.00
Totals	23		86,084		51,151.84	0.59	0.00	0.06	0.65	47,260.55
Summary by Lease Types

Industrial	Occupied	17	73.91%	72,014 83.66%	51,151.B4	0.71	0.00	0.07
N/A	Vacant	6	26.09%	14,070 16.34%	0.00	0.00	0.00	0.00

Schedule 2
List of Property Documents
[See attached copy.]
Schedule 2

Property Documents (copies of the following)
•	All Environmental, Soils, Air Quality (Mold) and Hazardous Substance Reports and Documents.

•	All Property Inspection Reports (Engineering, Structural/Seismic, Mechanical Systems, ADA Review/Assessment and Compliance Requirements, etc.),

•	Schedule/List of “As-built” Building Plans (Specifications, Architectural, Structural, Mechanical, Electrical, Plumbing, et al) and “As-built” Tenant Improvement Plans. (Plans will be reviewed on-site or where seller designates.)

•	Agreements/Warranties/Guaranties with respect to the improvements and systems.

•	Building Standard Tenant Improvement Specifications.

•	Building Permits and Occupancy Certificates for the base building(s).

•	Building Permits and Occupancy Certificates for all occupied/previously occupied tenant spaces.

•	Zoning/Building Department notice of non-compliance letters/correspondence and compliance letters.

•	Schedule of current City/County/State Inspection Reports and Licenses (Elevators, Fire Sprinklers, Garage Operating Permit, etc.).

•	Most current Building/Tenant Space Measurement Report(s).

•	Tenants’/Vendors’ Certificates of Insurance.

•	Notices and related correspondence of pending insurance claims.

•	Schedule of Building Service Contracts/Agreements. Copies of all Service Contracts to be transferred.

•	Leasing Listing Agreement and Property Management Agreement.

•	Current Title Policy and ALTA Survey. (Title Commitment and/or Preliminary Title Report (PTR) with complete legible copy of all Schedule A & B documents should be provided by title company when title is ordered/escrow is opened.)

•	When requested, other documents or materials relating to the Property in Seller’s possession or control or otherwise available to Seller.

Accounting/Financial Reporting/Operatings Documents and Reports (copies of the following)
•	Tenant Contact List.

•	Tenant Leases inclusive of all addenda, amendments, riders, exhibits, letter agreements, lease abstract, and/or similar documents obligating the tenant/landlord, and prior estoppel certificates.

•	Current Rent Roll inclusive of base rent, all “other” rent, security deposits, Base Year(5) Expense Stop(s), base rent increase schedule, and lease commencment/occoupancy/extensions/expiration dates.

•	2010, 2009 and 2008 CAM/Tax Reconciliation Reports reflecting Base Years/Expense Stops, including adjustment calculations for all tenants including tenant billing/credit/reconciliation invoices.

•	Estimated CAM/Tax Reimbursement Schedule/Report — 2011 and 2010.

•	Operating Budgets and Supporting Detail including narratives — 2011 and 2010.

•	General Ledger — Monthly and YTD 2011, YE 2010 & YE 2009 with Transaction Detail.

•	Operating Statements — Monthly Operating Statements YTD 2011, Monthly for 12 trailing months, YE 2010, and YE 2009 with supporting schedules. If accrual basis accounting, cash basis statements should also be provided.

•	Copies of current year’s/past 12 months’ monthly utility bills (electricity, water, sewer, gas, fuel oil, trash and telephone/security lines).

•	Security Deposit Report/Master List.

•	Tenant Histories — Monthly Billings/Collections — YTD 2011 and YE 2010 or trailing 12 months from current month.

•	Tenant Delinquencies Schedule — YTD 2011, YE 2010 and YE 2009.

•	Provision for Bad Debt Schedule (current). Bad Debt Write-Offs Schedule: YE 2010 and YE 2009.

•	Schedule of landlord’s Tenant Improvement (“TP”) Obligations (future) and Schedule of TI’s in Progress.

•	Schedule of Free/Reduced Rent Obligations (future).

•	Schedule of Contingent Lease Commissions.

•	Schedule of Prepaid Rent.

•	Real and Personal Property Tax assessment notices and bills, including supplementary notices and bills for Tax Years 2010 (FY 2010/2011), 2009 (FY 2009/2010) and 2008 (FY 2008/2009).

•	Schedule of Capital Improvements, YTD 2011, YE 2010, and YE 2009. Building systems/common area improvements and tenant-related improvements can be separately scheduled.